UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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NORTHWEST BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 10, 2020

Dear Stockholder:

We cordially invite you to attend the 2020 Annual Meeting of Stockholders of Northwest Bancshares, Inc., the parent company of Northwest Bank. The Annual Meeting will be held at The Struthers Library Theatre, located at 302 W. Third Avenue, Warren, Pennsylvania, at 11:00 a.m. (Pennsylvania time) on April 22, 2020.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting, we will also report on the operations of Northwest Bancshares, Inc. Our directors and officers, as well as a representative from our independent registered public accounting firm will be present to respond to any questions that stockholders may have.

The business to be conducted at the Annual Meeting includes the election of four directors, the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2020, and the consideration of an advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement.

Our Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interests of Northwest Bancshares, Inc. and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

Under rules established by the Securities and Exchange Commission, we sent the majority of those stockholders who are eligible to vote at the Annual Meeting a notice that explains how to access their proxy materials, including our 2019 Annual Report, online, rather than in traditional printed form. The notice also explains the steps our eligible stockholders can follow in order to vote their shares online or by telephone. If you are among the stockholders who received the notice explaining this process and would prefer to receive your proxy materials in the traditional printed format, the notice also explains how to arrange to have the printed materials sent to you in the mail. If you are among those who received their proxy materials in printed form, rather than the notice, please note that you may still access these materials and vote your shares online by going to the following website: www.proxyvote.com.

Please take a moment now to cast your vote via the Internet or by telephone as described on the enclosed proxy card, or alternatively, complete, sign, date and return the proxy card in the postage-paid envelope provided. Voting in advance of the Annual Meeting will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

Sincerely,

/s/ Ronald J. Seiffert
Ronald J. Seiffert
Chairman of the Board, President and Chief Executive Officer

NORTHWEST BANCSHARES, INC.

100 Liberty Street

Warren, Pennsylvania 16365

(814) 726-2140

NOTICE OF

2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On April 22, 2020

Notice is hereby given that the 2020 Annual Meeting of Stockholders of Northwest Bancshares, Inc. will be held at The Struthers Library Theatre, 302 W. Third Avenue, Warren, Pennsylvania, on April 22, 2020 at 11:00 a.m., Pennsylvania time.

A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon:

1.	The election of four directors;

2.	The ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2020;

3.	An advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on February 21, 2020, are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU MAY CHOOSE TO VOTE YOUR SHARES USING THE INTERNET OR TELEPHONE VOTING OPTIONS EXPLAINED ON YOUR PROXY CARD OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY THAT YOU GIVE MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. YOU MAY REVOKE A PROXY BY FILING WITH THE SECRETARY OF NORTHWEST BANCSHARES, INC. A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. IF YOU ATTEND THE ANNUAL MEETING YOU MAY REVOKE YOUR PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOUR SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Richard K. Laws
Richard K. Laws
Executive Vice President and Corporate Secretary

Warren, Pennsylvania

March 10, 2020

NORTHWEST BANCSHARES, INC.

Proxy Statement

NORTHWEST BANCSHARES, INC.

100 Liberty Street

Warren, Pennsylvania 16365

(814) 726-2140

2020 ANNUAL MEETING OF STOCKHOLDERS

April 22, 2020

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Northwest Bancshares, Inc. to be used at the 2020 Annual Meeting of Stockholders of Northwest Bancshares, Inc., which will be held at The Struthers Library Theatre, 302 W. Third Avenue, Warren, Pennsylvania, on April 22, 2020, at 11:00 a.m., Pennsylvania time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about March 13, 2020.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of our shares of common stock, par value $0.01 per share, as of the close of business on February 21, 2020 are entitled to one vote for each share then held. As of February 21, 2020, there were 106,934,228 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.

As to the election of directors, the Proxy Card being provided by the Board of Directors enables a stockholder to vote “FOR” all nominees proposed by the Board, to withhold authority for all nominees or to vote for all except one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld. In addition, Northwest Bancshares, Inc. has adopted a policy regarding majority voting with respect to the election of directors. For more information, see “Policy Regarding Majority Voting.”

As to the ratification of KPMG LLP as our independent registered public accounting firm, by checking the appropriate box, a stockholder may: (i) vote “FOR” the ratification; (ii) vote “AGAINST” the ratification; or (iii) abstain from voting on such ratification. The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes, or shares as to which the abstain box has been selected on the proxy card, is required for the approval of this matter.

As to the advisory, non-binding resolution to approve our executive compensation as described in this Proxy Statement, a stockholder may: (i) vote “FOR” the resolution; (ii) vote “AGAINST” the resolution; or (iii) abstain from voting on the resolution. The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes, or shares as to which the abstain box has been selected on the proxy card, is required for the approval of this non-binding resolution. While this vote is required by law, it will neither be binding on Northwest Bancshares, Inc. or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on Northwest Bancshares, Inc. or the Board of Directors.

As provided in Section D of Article 5 of our Articles of Incorporation, record holders of shares owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of our common stock are not entitled to vote any shares held in excess of this 10% limit. Subject to certain exceptions, a person is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person. The Board of Directors of Northwest Bancshares, Inc. is authorized to construe and apply the provisions of Section D of Article 5 of the Articles of Incorporation, and to make all determinations it deems necessary or desirable to implement them, including determining the number of shares beneficially owned by any person and whether a person is an affiliate of or has an arrangement or agreement with another person, and to demand certain information from any person who is reasonably believed to beneficially own stock in excess of the 10% limit and reimbursement for all expenses incurred by Northwest Bancshares, Inc. in connection with an investigation conducted by the Board of Directors pursuant to the provisions of Article 5, Section D of the Articles of Incorporation.

If you have selected a broker or other intermediary to hold your common stock rather than having them directly registered with our transfer agent, American Stock Transfer & Trust Company, LLC, you will receive instructions directly from your broker or other intermediary in order to vote your shares. Your brokerage firm may also provide the ability to vote your proxy by telephone or online. Please be advised that if you choose to not vote your proxy, your brokerage firm only has the authority under applicable stock market rules to vote your shares “FOR” or “AGAINST” routine matters. The ratification of the appointment of the independent registered public accounting firm is deemed to be a routine matter. Accordingly, we urge you to vote by following the instructions provided by your broker, bank, or other intermediary.

We are utilizing Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners, unless they have directed us to provide the materials in a different manner or hold shares of our common stock through our stock-based benefit plans. The Notice provides instructions on how to access and review all of the important information contained in the Company’s Proxy Statement and Annual Report to Stockholders, as well as how to cast a vote. Stockholders who receive the Notice and who would still like to receive a printed copy of the proxy materials can find instructions for requesting these materials included in the Notice. We plan to mail the Notice to stockholders by March 13, 2020.

Persons and groups who beneficially own in excess of 5% of our shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership pursuant to the Securities Exchange Act of 1934. The following table sets forth, as of February 21, 2020, the shares of our common stock beneficially owned by each person known to us who was the beneficial owner of more than 5% of the outstanding shares of our common stock.

Name and address of beneficial owners	Amount of shares owned and nature of beneficial ownership (#) (1)	Percent of shares of common stock outstanding

BlackRock, Inc. (2) 55 East 52nd Street New York, New York 10055	15,485,583	14.5%

The Vanguard Group (3) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	11,324,460	10.6%

Dimensional Fund Advisors LP (4) Building One 6300 Bee Cave Road Austin, Texas, 78746	7,837,386	7.3%

Northwest Bank 2015 Amended and Restated 401(k) Plan Trust 100 Liberty Street Warren, Pennsylvania 16365	5,353,042	5.0%

(1)

In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he or she has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

(2)	As disclosed in Amendment 9 to Schedule 13G/A, as filed with the Securities and Exchange Commission on February 4, 2020.
(3)	As disclosed in Amendment 9 to Schedule 13G/A, as filed with the Securities and Exchange Commission on February 12, 2020.
(4)	As disclosed in Amendment 5 to Schedule 13G/A, as filed with the Securities and Exchange Commission on February 12, 2020.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of our Board of Directors will be voted in accordance with the directions given thereon. You may vote by Internet or telephone as described on your Proxy Card. You may also vote by signing and returning your Proxy Card to Northwest Bancshares, Inc. Proxies we receive that are signed, but contain no instructions for voting, will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

Proxies may be revoked by sending written notice of revocation to the Secretary of Northwest Bancshares, Inc., Richard K. Laws, at the address shown above, or by returning a duly executed proxy bearing a later date by mail, or voting on a later date by Internet or telephone, as described on your Proxy Card. The presence at the Annual Meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary prior to the voting of such proxy.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors consists of ten members. Our bylaws provide that directors are divided into three classes, as nearly equal in number as reasonably possible, such that approximately one-third of the directors are to be elected annually. Our directors are generally elected to serve for a three-year period, or a shorter period if the director is elected to fill a vacancy, and until their respective successors shall have been elected and shall qualify. Four directors will be elected at the Annual Meeting and will serve until their successors have been elected and qualified. The Nominating Committee has nominated Sonia M. Probst, William F. McKnight and Ronald J. Seiffert to serve as directors for three-year terms and David M. Tullio to serve as director for a one-year term. Ms. Probst, Mr. McKnight and Mr. Seiffert are currently members of the Board of Directors. Mr. Tullio was recommended to the Nominating Committee for consideration by Director Philip M. Tredway.

The table below sets forth certain information regarding our nominees and the composition of our Board of Directors as of February 21, 2020 (with age information as of December 31, 2019), including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the Annual Meeting for the election of the nominees identified below. If one or more nominees is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute or substitutes as the Nominating Committee may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.

None of our Directors or Executive Officers had any shares pledged as collateral as of February 21, 2020. We have adopted a policy that prohibits our insiders from (1) pledging Northwest Bancshares, Inc. stock as collateral against a loan or line of credit or holding Northwest Bancshares, Inc. stock in a margin account; and (2) conducting any hedging activities (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) designed to offset any decrease in the market value of Northwest Bancshares, Inc. stock.

The Board of Directors unanimously recommends that you vote “FOR” each of the persons nominated by the Board of Directors.

Name (1)	Age	Positions held in Northwest Bancshares, Inc.	Director since	Current term to expire	Shares of common stock beneficially owned (2)		Percent of class
NOMINEES
Sonia M. Probst	61	Director	2011	2020	84,608	(3)	*
William F. McKnight	68	Director	2013	2020	56,005	(4)	*
Ronald J. Seiffert	62	Chairman of the Board, President and Chief Executive Officer	2018	2020	43,282	(5)	*
David M. Tullio	54	None	N/A	N/A	500		*

DIRECTORS CONTINUING IN OFFICE
Deborah J. Chadsey	62	Director	2012	2021	52,002	(6)	*
Timothy M. Hunter	57	Director	2015	2021	56,232	(7)	*
John P. Meegan	60	Director	2010	2022	139,202	(8)	*
Timothy B. Fannin	66	Director	2013	2022	41,434	(9)	*
Robert M. Campana	60	Director	2015	2022	46,612	(10)	*
Mark A. Paup	54	Director	2016	2022	19,092	(11)	*

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
William W. Harvey, Jr.	53	Senior Executive Vice President, Chief Financial Officer	N/A	N/A	266,391	(12)	*
Steven G. Fisher	62	Senior Executive Vice President, Chief Innovation Officer	N/A	N/A	405,025	(13)	*
Louis J. Torchio	57	Executive Vice President, Retail Lending	N/A	N/A	16,316	(14)	*
John J. Golding	56	Executive Vice President, Consumer and Business Banking	N/A	N/A	26,615	(15)	*
All directors, nominees and executive officers as a group (15 persons) (16)					1,302,128	(17)	1.2%

*	Less than 1%.
(1)	The mailing address for each person listed is 100 Liberty Street, Warren, Pennsylvania 16365.
(2)	See definition of “beneficial ownership” in the table in “Voting Securities and Principal Holders Thereof.”
(3)	Includes options to purchase 43,852 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(4)	Includes options to purchase 15,492 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(5)	Includes options to purchase 10,292 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(6)	Includes options to purchase 26,852 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(7)	Includes options to purchase 11,732 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(8)	Includes options to purchase 59,852 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(9)	Includes options to purchase 21,092 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(10)	Includes options to purchase 8,132 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(11)	Includes options to purchase 8,132 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(12)	Includes options to purchase 69,440 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(13)	Includes options to purchase 61,440 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(14)	Includes options to purchase 3,573 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(15)	Includes options to purchase 6,741 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(16)	Includes director Philip M. Tredway, who is retiring effective at the Annual Meeting.
(17)	Includes options to purchase 376,474 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

Directors and Nominees

The biographies of each of the nominees and continuing board members below contains information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board of Directors to determine that the person should serve as a director. The principal occupation during the past five years of each of our directors is set forth below. All directors have held their present positions for five years unless otherwise stated. Each director is also a director of Northwest Bank.

Ronald J. Seiffert joined Northwest in November 2017 as President and Chief Operating Officer of Northwest Bank and Northwest Bancshares, Inc. He was promoted to the position of President and Chief Executive Officer of Northwest Bank and Northwest Bancshares, Inc. in June 2018, appointed to the Board of Directors of Northwest Bank in January 2018 and elected to the Board of Directors of Northwest Bancshares, Inc. in April 2018. Prior to joining Northwest Bank and Northwest Bancshares, Inc., Mr. Seiffert held the position of Chairman, President and Chief Executive Officer at The Delaware County Bank and Trust, Lewis Center, Ohio for six years. Prior to that, he served as Vice Chairman at Huntington National Bank, and Executive Vice President and National Head of Business Banking at Bank One/JPMorgan Chase. Mr. Seiffert is engaged in many industry and community boards and committees including the Federal Reserve Board Fourth District Depository Institution Advisory Committee (CDIAC), the Ohio Bankers League BankServices Board and Audit Committee, the Columbus State Community College Foundation Board, the Lutheran Social Services of Central Ohio Board and the Finance Committee at St. Francis DeSales High School. Mr. Seiffert graduated from Washington University in St. Louis, Missouri with a BS degree in Business Administration, Finance and Economics and is a graduate of the Advanced Executive Management program at the Kellogg School of Management, Northwestern University, and the ABA Stonier Graduate School of Banking. Mr. Seiffert has deep and extensive knowledge of commercial banking, retail services, private banking, and delivery channels, making him well qualified to be our Chairman of the Board, President and Chief Executive Officer.

Robert M. Campana has been the owner of Campana Development, a real estate development company in Lorain, Ohio, since January 2000. He is also the president of Campana Capital, a real estate development and private equity investment organization located in Westlake, Ohio. Mr. Campana previously served on the Boards of Directors of LNB Bancorp, Inc. and Lorain National Bank, and became a director of Northwest Bancshares, Inc. and Northwest Bank upon the acquisition of LNB Bancorp, Inc. and Lorain National Bank in 2015. Mr. Campana holds a business degree from Bowling Green State University and brings to the Board extensive experience in managing businesses and has significant experience in and knowledge of real estate development. Mr. Campana is the former president of P.C. Campana Inc. and has been recognized in his community for his entrepreneurial skills. In addition, Mr. Campana served on the Boards of Directors of LNB Bancorp, Inc. and Lorain National Bank for 17 years, which provides valuable insights to the Board of Directors of Northwest Bancshares, Inc., particularly in evaluating the business conditions in Northwest Bank’s Ohio markets following the acquisition, as well as in setting corporate strategy and compensation matters.

Deborah J. Chadsey is an attorney who has practiced law since 1989. She is currently a partner in the Buffalo, New York law firm Kavinoky Cook, LLP. Prior to joining Kavinoky Cook, LLP, Ms. Chadsey practiced law with Lippes, Silverstein as well as Phillips, Lytle, both also in Buffalo, New York. She has been on the Northwest Bank Board of Directors since 2011. In addition, she sits on the Board of Directors of Kensington-Bailey Neighborhood Housing Services/Gloria Parks Community Center. Ms. Chadsey graduated from Columbia University Law School in New York, New York where she was a Harlen Fiske Stone Scholar and is licensed to practice law in Pennsylvania, New York, and multiple federal district, bankruptcy and appellate courts. Ms. Chadsey brings to the Board specialization and experience in environmental and municipal law as well as commercial finance, land use and contract law.

Timothy B. Fannin is a retired CPA and partner from the firm Catalano, Case, Catalano & Clark-Radzieta, LLP, Certified Public Accountants headquartered in Clearfield, Pennsylvania where he worked for 28 years. Mr. Fannin is a U.S. Army Veteran and graduated from the University of Pittsburgh with a BA degree in Business/Public Administration and holds an MBA from Clarion University of Pennsylvania. He was formerly certified in both business valuations and financial forensics. In addition, he was an adjunct Professor of Accounting and Finance at Pennsylvania State University from 2007 to 2009. He has been an Advisory Board Member for the Clearfield County and Elk County markets of Northwest Bank since 1998 and currently serves on the Southwest Advisory Board. Mr. Fannin’s public accounting background and professional designations assist the Board in its oversight of the audit, tax, financial reporting and risk management areas.

Timothy M. Hunter has been President and Chief Executive Officer of McInnes Rolled Rings in Erie, Pennsylvania, since 2003. He is also Chairman of the Erie Community Foundation and serves on the Boards of the Erie Downtown Development Corporation and the Erie Regional Chamber and Growth Partnership. He has previously served as Chairman of the Manufacturer and Business

Association of Erie, Pennsylvania. Mr. Hunter is a CPA having worked for Ernst & Young in Philadelphia, Pennsylvania, and holds a BA degree in Accounting from Villanova University. He has been an Advisory Board Member for the Erie County market of Northwest Bank since 2013. Mr. Hunter has significant operations, finance and management experience in middle market manufacturing businesses combined with extensive knowledge and experience in accounting and reporting. He brings this background coupled with his considerable business and community involvement to the Board.

William F. McKnight has been the Controller for Interstate Chemical Company, Inc. in Hermitage, Pennsylvania since 2006. Prior to joining Interstate Chemical Company, Inc. he was a partner with the CPA firm McGill, Power, Bell & Associates for 30 years where he specialized in tax planning and advising. Mr. McKnight also serves as Chief Financial Officer for Alpont Methanol, a methanol and sodium methylate manufacturing company in Toledo, Ohio. He holds a BA degree in Business Administration from Drake University and is a CPA in the Commonwealth of Pennsylvania. He has been an Advisory Board Member for the Crawford County and Mercer County markets of Northwest Bank since 2002. Mr. McKnight’s industry experience and background in tax and public accounting assist the Board in its oversight of the audit, tax, financial reporting and risk management areas.

John P. Meegan is Executive Vice President and Chief Operating Officer of Hefren-Tillotson, Inc., a Pittsburgh-based investment management firm. Prior to joining Hefren-Tillotson he held various senior level positions with both regional and national brokerage firms. Mr. Meegan previously served as a director of Prestige Bank, which was acquired by Northwest Bank in 2002 and has served on Northwest Bank’s Southwest Region Advisory Board since that time. Mr. Meegan is a CPA, having worked for KPMG LLP in New York City, and holds a degree in Economics from Amherst College and an MBA from New York University. He also serves as Chairman of both the Financial Responsibility and Uniform Practice Committees for FINRA and is a member of its National Adjudicatory Council (NAC). Mr. Meegan’s extensive knowledge of investment management matters enhances the oversight of our trust and investment activities, and his work with FINRA broadens the Board of Directors’ knowledge of the capital markets.

Mark A. Paup is the President and Chief Executive Officer for Zippo Manufacturing Company and W.R. Case and Sons Cutlery Company, both of which are headquartered in Bradford, Pennsylvania. Mr. Paup has served as Vice President of Sales and Marketing, National Sales Manager, European Sales Manager and Global Marketing Director since his career with Zippo and Case began in 1994. He has also served as a member of the Board of Directors of Zippo Manufacturing Company, as President of the Supervisory Board of Zippo Europe S.A. and as a Director of Zippo Asia Ltd. During his tenure at both Zippo and Case, Mr. Paup has been instrumental in corporate strategic planning, product diversification and the development of the sales and marketing departments. He has been a member of Northwest Bank’s McKean County Advisory Board since 2010. Mr. Paup’s extensive experience in the areas of sales, marketing, and strategic planning assist the Board in its oversight of Northwest Bank’s organic growth initiatives and strategic direction.

Sonia M. Probst is the retired Chief Executive Officer of the Rouse Estate in Youngsville, Pennsylvania, where she was employed for 28 years. The Rouse Estate is a campus of skilled nursing, assisted living and child day care facilities serving western Pennsylvania. In this highly regulated healthcare environment, she served as Compliance Officer and developed and oversaw the Compliance Program. In addition, she was responsible for: strategic planning; development; revenue growth; compensation and benefit structures; financial and regulatory audits; and investment management of pension, 403(b) and depreciation funds. Ms. Probst earned a BA degree from Lebanon Valley College and an MSW from West Virginia University. She also serves on the Warren County Chamber of Business and Industry Board of Directors and the Steering Committee for “Leadership Warren County.” Ms. Probst brings to the Board firsthand experience in managing compliance, finance and operations in a diverse, highly regulated, multiple service organization.

David M. Tullio is the President and Chief Executive Officer of Custom Engineering Company and Lamjen, Inc., both of which are located in Erie, Pennsylvania, and Venango Machine Company located in Wattsburg, Pennsylvania. For over 30 years, Mr. Tullio has worked in various management positions within the manufacturing industry and assumed his current role at Custom Engineering in 1997. He currently serves on the boards of the Pennsylvania Chamber of Business and Industry, the Northwest Pennsylvania Industrial Resource Center, the Enterprise Development Center of Erie County, the Erie Downtown Development Corporation, as well as the Erie Community Foundation. Mr. Tullio holds a BS degree in Industrial Engineering from Northwestern University and an MBA from Behrend College of Pennsylvania State University. Mr. Tullio brings to the Board extensive experience in the manufacturing and technology companies as well as deep community and board involvement.

Executive Officers who are not Directors

The principal occupation during the past five years of each of our executive officers, other than Mr. Seiffert, is set forth below. All executive officers have held their present positions for five years unless otherwise stated.

William W. Harvey, Jr. has been employed by Northwest Bank since 1996, most recently as Senior Executive Vice President and Chief Financial Officer for Northwest Bank and Northwest Bancshares, Inc. He was formerly Executive Vice President and Chief Financial Officer. Prior to joining Northwest Bank and Northwest Bancshares, Inc., Mr. Harvey served as a Management Accounting Officer with PNC Bank and a Senior Auditor and Tax Specialist for KPMG LLP, both in Pittsburgh, Pennsylvania. Mr. Harvey is a CPA in the Commonwealth of Pennsylvania and holds a BA degree in Accounting from Indiana University of Pennsylvania. In addition, he is a graduate of the ABA Stonier Graduate School of Banking at the University of Pennsylvania.

Steven G. Fisher has been employed by Northwest Bank since 1983, most recently as Senior Executive Vice President and Chief Innovation Officer. He was formerly Executive Vice President and Chief Revenue Officer and prior to that, Senior Vice President of Operations of Northwest Bank. Mr. Fisher holds a BA degree in Business Administration from West Virginia Wesleyan College and is a graduate of the Graduate School of Banking at the University of Wisconsin-Madison.

Louis J. Torchio has been employed by Northwest Bank since 2018 and currently serves as Executive Vice President, Retail Lending. Prior to joining Northwest Bank, Mr. Torchio served as Senior Vice President of Residential and Consumer Lending at Delaware County Bank for two years and prior to that served as Executive Vice President at CNB Bank. He also has served in various senior leadership positions for Charter One Bank, Bank One, Prudential Home Mortgage and Mellon Bank. Mr. Torchio holds a BA degree in Business Administration and Computer Programming from Fairmont State University and a MBA degree in Finance and Financial Management Services from Franklin University.

John J. Golding has been employed by Northwest Bank since 2016, most recently as Executive Vice President, Consumer and Business Banking. He was formerly Executive Vice President, Business Development and prior to that Senior Vice President and New York Region President. Prior to joining Northwest Bank, Mr. Golding served as Senior Vice President and Senior Director of Small Business Banking as well as Senior Vice President and Retail Banking Director with First Niagara Bank. Mr. Golding holds a BA degree in Business Management and Business Administration from North Carolina Wesleyan College.

Board Independence

The Board of Directors has determined that Directors Campana, Chadsey, Fannin, Hunter, McKnight, Meegan, Paup, Probst, and Tredway are, and nominee Tullio will be, “independent” within the meaning of the Nasdaq corporate governance listing standards. Mr. Seiffert is not independent by virtue of being an employee of Northwest Bank. Mr. Tredway currently serves as the Lead Director. In this capacity, Mr. Tredway chairs the meetings of the independent directors and other meetings of the Board when the Chairman is excused or absent. Mr. Tredway also acts as liaison between the Chairman and the independent directors. On April 22, 2020 Director Timothy B. Fannin will assume the Lead Director role upon Mr. Tredway’s retirement.

In determining the independence of the directors and the nominees listed above, the Board of Directors reviewed the transactions reported under “—Transactions With Certain Related Persons,” below, as well as the following transactions and relationships, none of which are required to be reported under “—Transactions With Certain Related Persons.” Each of the following products or services are with Northwest Bank. Director Campana has a mortgage, home equity line of credit, commercial loans and commercial lines of credit. Director Chadsey has a residential mortgage loan and a home equity line of credit, and Kavinoky Cook, LLP, where she is a law partner, has a commercial line of credit. Kavinoky Cook, LLP also received legal fees in the amount of $7,137 from Northwest Bank, directly and indirectly, during the year ended December 31, 2019. Kavinoky Cook, LLP ceased providing legal services to Northwest Bank in 2019 and will not provide any such services going forward. Director Fannin has an unsecured line of credit. Director McKnight has a residential mortgage loan. Director Meegan has a credit card. Director Paup has a residential mortgage and an equity loan. Director Probst has a residential mortgage. Director Tredway has a credit card. Additional loans (including mortgage loans, lines of credit and credit cards) have been made to related persons of Directors Campana, Chadsey, Hunter, McKnight, Paup, Probst and Tredway.

Board Leadership Structure and Oversight

The Board of Directors currently combines the role of Chairman of the Board with the role of Chief Executive Officer, coupled with a lead director position to further strengthen the governance structure. The Board believes this provides an efficient and effective leadership model. Combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy. To assure effective independent oversight, the board has adopted a number of governance practices, including:

•	a strong, independent, clearly-defined lead director role;

•	periodic meetings of the independent directors;

•	annual performance evaluations of the Chairman and Chief Executive Officer by the independent directors; and

•	direct reporting lines between the Board of Directors and both the Chief Risk Officer and Chief Auditor, with quarterly meetings with these individuals without the presence of management.

The board recognizes that, depending on the circumstances, other leadership models, such as a separate independent chairman of the board, might be appropriate. Accordingly, the board periodically reviews its leadership structure.

A key responsibility of the Chief Executive Officer and the board is ensuring that an effective process is in place to provide continuity of leadership over the long term at all levels in our company. Each year, succession planning reviews are held at every significant organizational level of our company, culminating in a full review of senior leadership talent by the independent directors. During this review, the Chief Executive Officer and the independent directors discuss future candidates for senior leadership positions, succession timing for those positions, and development plans for the highest-quality candidates. This process ensures continuity of leadership over the long term, and it forms the basis on which we make ongoing leadership assignments. It is a key success factor in managing the long-term planning and investment lead times of our business.

In addition, the Chief Executive Officer maintains in place at all times, and reviews with the independent directors, a confidential plan for the timely and efficient transfer of his responsibilities in the event of an emergency or his sudden incapacitation or departure.

The Board of Directors is actively involved in oversight of risks that could affect Northwest Bancshares, Inc. This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board has designated a Risk Management Committee, consisting of all independent directors, to meet quarterly for the specific purpose of evaluating our exposure to all risks specifically identified in banking regulations: credit, interest rate, strategic/capital, market price, liquidity, operational, business resumption, compliance/legal/regulatory, foreign exchange and reputation. The Risk Management Committee also evaluates risk related to cybersecurity. The Risk Management Committee reports are prepared and presented by our Chief Risk Officer. The Board of Directors also satisfies this responsibility through reports to the Board of Directors by the committee chair of all board committees regarding the committees’ considerations and actions, through review of minutes of committee meetings and through regular reports directly from officers responsible for oversight of particular risks within Northwest Bancshares, Inc. Risks relating to the direct operations of Northwest Bank are further overseen by the Board of Directors of Northwest Bank, which generally consists of the same individuals who serve on the Board of Directors of Northwest Bancshares, Inc. The Board of Directors of Northwest Bank also has additional committees that conduct risk oversight, and such committees typically meet jointly with the committees of Northwest Bancshares, Inc. All committees are responsible for the establishment of policies that guide management and staff in the day-to-day operation of Northwest Bancshares, Inc. and Northwest Bank such as lending, risk management, asset/liability management, investment management and others.

Meetings and Committees of the Board of Directors

The business of Northwest Bancshares, Inc. is conducted at regular and special meetings of the full Board and its standing committees. In addition, our independent directors meet in executive sessions. The standing committees consist of the Executive, Audit, Compensation, Compliance, Nominating, Risk Management, Governance, Trust and Innovation and Technology Committees. Mr. Seiffert, our Chairman of the Board, President and Chief Executive Officer, is a member of the Executive, Compliance and Trust Committees. During the year ended December 31, 2019, the Board of Directors of Northwest Bancshares, Inc. met at 12 regular meetings and held one special meeting. No member of the Board or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served).

The following table sets forth the current members of our Compensation, Audit and Nominating Committees. Mr. Tredway is retiring, effective at the annual meeting.

Director	Compensation Committee	Audit Committee	Nominating Committee
Robert M. Campana	X	X	X
Deborah J. Chadsey	X	X	X
Timothy B. Fannin	X	X	X
Timothy M. Hunter	X	X	X*
William F. McKnight	X	X
John P. Meegan	X	X*	X
Mark A. Paup	X	X	X
Sonia M. Probst	X*	X
Philip M. Tredway	X	X	X

*	Denotes Chairperson.

The duties and responsibilities of the Compensation, Audit and Nominating Committees are as follows.

Compensation Committee. Each member of the Compensation Committee is “independent” as defined in the Nasdaq corporate governance listing standards and under Securities and Exchange Commission Rule 10C-1. Such committee members also must not receive, directly or indirectly, fees in excess of $10,000 per year from us other than fees for service as a director. The Compensation Committee meets at least quarterly, or more frequently if necessary. Our Governance Committee has adopted a written charter for the Compensation Committee, which is available on our website at www.northwest.com. The Compensation Committee of Northwest Bancshares, Inc. met four times during the year ended December 31, 2019. The purpose of the Compensation Committee is to, among other things, evaluate:

•

the compensation of the executive officers, other senior officers and employees, including oversight of base salary, cash incentive compensation, equity-based awards and other benefits and perquisites; and

•

the performance of the Chief Executive Officer on an annual basis and approve the base salary, cash incentive bonus, equity-based incentive awards and other compensation of the Chief Executive Officer.

In furtherance of these objectives, the Compensation Committee is responsible, among others, for:

•

Approving the corporate compensation philosophy, including overseeing and monitoring the executive compensation policies, plans and programs for such officers to ensure that they are consistent with the compensation philosophy and the long-term interests of our stockholders;

•

reviewing and, if appropriate, amending and approving management’s recommendations for compensation issues such as salary ranges, annual merit increases, annual cash bonuses, long-term incentive plans, including equity-based compensation programs such as stock options and restricted stock awards and incentive/variable compensation plans;

•

annually reviewing the Chief Executive Officer’s evaluation of the performance of the senior executives who report directly to the Chief Executive Officer in connection with its overall review of executive compensation;

•	evaluating, reviewing and approving the execution of employment and change in control agreements for senior management and reviewing the annual renewal of such agreements;

•	reviewing and approving all employee benefit plans, including retirement plans and health insurance;

•

at least annually, in consultation with the Chief Executive Officer, reviewing succession planning and management development activities and strategies regarding the Chief Executive Officer and other members of senior management;

•	annually issuing the Compensation Committee Report, which is included in our annual proxy statement; and

•	annually reviewing Management’s Annual Risk Review Analysis of our compensation practices.

The Compensation Committee has available to it the resources and authority necessary to properly discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants. The Compensation Committee, in performing these duties and responsibilities with respect to director and executive officer compensation, relies on the assistance of professionals within our Human Resources Department. Although the Human Resources Department utilizes survey information provided by compensation consultants in recommending compensation levels, the Compensation Committee elected to directly utilize Pearl Meyer a compensation consultant, for an independent review of director and executive officer compensation, including benefits and equity awards.

Audit Committee. Each member of the Audit Committee is “independent” as defined in the Nasdaq corporate governance listing standards and under Securities and Exchange Commission Rule 10A-3. The Board of Directors has determined that each of Messrs. Fannin, Hunter, McKnight and Meegan qualifies as an “audit committee financial expert” as that term is used in the rules and regulations of the Securities and Exchange Commission. Information with respect to the experience of Messrs. Fannin, Hunter, McKnight and Meegan is included in “—Directors.” Our Governance Committee has adopted a written charter for the Audit Committee, which is available on our website at www.northwest.com. The Audit Committee of Northwest Bancshares, Inc. met five times during the year ended December 31, 2019.

The duties and responsibilities of the Audit Committee include, among other things:

•	retaining, overseeing and evaluating an independent registered public accounting firm to audit our annual financial statements;

•	overseeing our external financial reporting processes;

•	approving all engagements for audit and non-audit services by the independent registered public accounting firm;

•	reviewing the audited financial statements with management and the independent registered public accounting firm;

•

considering whether certain relationships with the independent registered public accounting firm and services not related to the annual audit and quarterly reviews is consistent with maintaining the independent registered public accounting firm’s independence;

•	overseeing the activities of the internal audit staff and reviewing management’s administration of the system of internal accounting controls;

•	engaging and overseeing any outsourcing or co-sourcing arrangements pertaining to the Internal Audit function and determining that the provider has adequate expertise to fulfill those duties; and

•	conducting an annual performance evaluation of the Committee and annually reviewing the adequacy of its charter.

Nominating Committee. The Nominating Committee Charter provides that the Nominating Committee will consist of all independent directors not subject to reelection at the next annual meeting of stockholders. Each member of the Nominating Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. Such committee members also must not receive, directly or indirectly, fees in excess of $10,000 per year from us other than fees for service as a director. Our Governance Committee has adopted a written charter for the Nominating Committee, which is available on our website at www.northwest.com. The Nominating Committee of Northwest Bancshares, Inc. met once during the year ended December 31, 2019.

The functions of the Nominating Committee include the following:

•	leading the search for individuals qualified to become members of the Board and selecting director nominees to be presented for stockholder approval;

•	developing and recommending to the Board of Directors other specific criteria for the selection of individuals to be considered for election or re-election to the Board of Directors;

•	adopting procedures for the submission of recommendations by stockholders for nominees for the Board of Directors; and

•	conducting an annual performance evaluation of the Committee and annually reviewing the adequacy of its charter and recommending any proposed changes to the Board of Directors.

The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees, if it chooses to do so. The Nominating Committee would seek to identify a candidate who, at a minimum, satisfies the following criteria:

•	the highest personal and professional ethics and integrity and whose values are compatible with our values;

•	experience and achievements that have given them the ability to exercise and develop good business judgment;

•	a willingness to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•	a familiarity with the communities in which we operate and/or is actively engaged in community activities;

•	involvement in other activities or interests that do not create a conflict with their responsibilities to Northwest Bancshares, Inc. and its stockholders; and

•	the capacity and desire to represent the balanced, best interests of our stockholders as a group, and not primarily a special interest group or constituency.

The Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. The Board is particularly interested in maintaining a mix that includes active or retired business professionals and senior executives, particularly those with experience in management, operations, finance, accounting, banking, risk management, compliance, information technology, or marketing and sales. As part of its periodic self-assessment process, the Board discusses the diversity of specific skills and characteristics necessary for the optimal functioning of the Board in its oversight of Northwest Bancshares, Inc. over both the short and long term. The Nominating Committee then gives consideration to these specific skill areas or experiences when considering candidates for nomination. Specific qualities or experiences could include matters such as experience in our industry, financial or technological expertise, leadership experience and relevant geographical experience. The effectiveness of the Board’s diverse mix of skills and experiences is considered as part of each Board self-assessment.

In addition to meeting these qualifications, a person is not qualified to serve as a director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year; (2) is a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal; or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

The Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards. We have not adopted stock ownership guidelines at this time, although we analyze such guidelines as they relate to “best practices” for corporate governance, and we may adopt such guidelines in the future.

Although the Board of Directors has not established a specific policy setting forth governance guidelines, the Board of Directors believes that its members are subject to many of the same requirements that would be set forth in such guidelines. These requirements are included in its Code of Ethics and the Nominating Committee Charter and other committee charters. In addition, directors are required to have ongoing education, and the Board of Directors reviews director compensation to confirm the reasonableness of such compensation.

Procedures for the Recommendation of Director Nominees by Stockholders. The Nominating Committee has adopted procedures for the submission of recommendations for director nominees by stockholders. There have been no material changes to these procedures since they were previously disclosed in Northwest Bancshares, Inc.’s proxy statement for the 2019 Annual Meeting of Stockholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating Committee will consider candidates submitted by our stockholders. Stockholders can submit the names of qualified candidates for Director by writing to us at 100 Liberty Street, P.O. Box 128, Warren, Pennsylvania 16365, Attention: Corporate Secretary. The Corporate Secretary must receive a submission not less than 180 days prior to the anniversary date of our proxy materials for the preceding year’s annual meeting, which, for the 2021 Annual Meeting of Stockholders, is no later than September 9, 2020.

The submission must include the following information:

•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;

•

the name and address of the stockholder as they appear on our books, and number of shares of our common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•

the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of Northwest Bancshares, Inc. or its affiliates;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate;

•	a statement of the candidate that the candidate is willing to be considered and willing to serve as a director if nominated and elected; and

•

A statement that the candidate is not: (1) under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year; (2) a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust that order is final and not subject to appeal; or (3) a person who has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in our Bylaws.

Stockholder Communications with the Board. A stockholder of Northwest Bancshares, Inc. who wants to communicate with the Board of Directors or with any individual director can write to: Board of Directors, Northwest Bancshares, Inc., 100 Liberty Street, P.O. Box 128, Warren, Pennsylvania 16365, Attention: Corporate Secretary. The letter should indicate that the author is a stockholder of Northwest Bancshares, Inc. and, if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Corporate Secretary will:

•	forward the communication to the director or directors to whom it is addressed; or

•

attempt to handle the inquiry directly, or forward the communication for response by another employee of Northwest Bancshares, Inc. For example, a request for information about us on a stock-related matter may be forwarded to our Shareholder Relations Officer; or

•	not forward the communication if it is primarily commercial in nature or relates to an improper or irrelevant topic.

The Corporate Secretary will prepare a general summary of those communications that were not forwarded and provide a summary of activity to the Board of Directors each quarter.

Policy Regarding Majority Voting

The Board of Directors has adopted a majority voting policy (the “Policy”), which is utilized for the election of any director at any meeting of stockholders for uncontested elections and is not applicable for contested elections. For the purpose of the Policy, an “uncontested election” shall mean an election of directors where the only director nominees are those individuals recommended by the Board of Directors of the Company.

Pursuant to the Policy, any incumbent director nominee in an uncontested election who receives a greater number of votes “WITHHELD” than votes cast “FOR” at the stockholders meeting shall promptly tender his or her proposed resignation following certification of the stockholder vote.

The Nominating Committee will promptly consider the resignation and will recommend to the Board of Directors whether to accept the resignation or to take other action, including rejecting the resignation and addressing any apparent underlying causes of the failure of the director to obtain a majority of votes “FOR” such nominee. When considering the resignation and making its recommendation, the Nominating Committee will consider all factors deemed relevant by its members including, without limitation, the underlying reasons for the stockholder’s “WITHHELD” votes for the director (to the extent ascertainable), the length of service and qualifications of the director, the director’s contributions to the Company, whether the acceptance or rejection of the resignation will have any adverse affect on the Company’s compliance with any applicable law, rule, regulation or governing document, to determine whether the acceptance of the resignation is in the best interests of the Company and its stockholders.

The Board of Directors will act on the Nominating Committee’s recommendation no later than at its first regularly scheduled meeting following certification of the stockholder vote, but in any case, no later than 90 days following the certification of the stockholder vote.

If a majority of the members of the Nominating Committee are required to tender a resignation at the same election, then the other independent directors will appoint a special board committee amongst themselves solely for the purpose of considering the resignations and will recommend to the Board whether to accept, reject or take other action as to the resignations.

Attendance at Annual Meetings of Stockholders

Although we do not have a formal written policy regarding director attendance at annual meetings of stockholders, it is expected that directors will attend these meetings absent unavoidable scheduling conflicts. All of our then-current directors attended our prior year’s annual meeting of stockholders.

Code of Ethics

We have adopted a Code of Ethics that is applicable to our directors, officers and employees, including a Code of Ethics for Senior Financial Officers attached thereto. The Code of Ethics is available on our website at www.northwest.com. Amendments to and waivers from the Code of Ethics with respect to directors and executive officers will also be disclosed on our website.

Audit Committee Report

The Audit Committee has issued a report that states as follows:

•	we have reviewed and discussed with management and the independent registered public accounting firm our audited consolidated financial statements for the year ended December 31, 2019;

•	we have discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board; and

•

we have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and have discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.

This report has been provided by the Audit Committee, which consists of Directors Meegan (Chairperson), Campana, Chadsey, Fannin, Hunter, McKnight, Paup, Probst and Tredway.

Delinquent Section 16(a) Reports

Our common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934. The officers and directors of Northwest Bancshares, Inc. and beneficial owners of greater than 10% of our shares of common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership. Securities and Exchange Commission rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the shares of common stock to file a Form 3, 4 or 5 on a timely basis. Former Executive Vice President and Chief Credit Officer Michael G. Smelko filed two delinquent Forms 4 in 2019, one to report a sale of common stock owned indirectly through Northwest Bank’s 401(k) plan and one to report the award of common stock and stock options. Based on our review of such ownership reports, we believe that no other officer, director or 10% beneficial owner of Northwest Bancshares, Inc. failed to file such ownership reports on a timely basis for the year ended December  31, 2019.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee determines the salaries to be paid each year to the Chief Executive Officer and those executive officers who report directly to the Chief Executive Officer. The Compensation Committee currently consists of Directors Probst, who serves as Chairperson, Campana, Chadsey, Fannin, Hunter, McKnight, Meegan, Paup and Tredway. None of these individuals was an officer or employee of Northwest Bancshares, Inc. during the year ended December 31, 2019, or is a former officer of Northwest Bancshares, Inc. Except as described below for Directors Campana, McKnight, Paup and Probst, none of the members of the Compensation Committee had any relationship requiring disclosure under “—Transactions with Certain Related Persons.”

Name	Position	Nature of transaction	Largest aggregate balance over disclosure period ($)	Interest rate (%)	Principal balance 12/31/19 ($)	Principal paid 01/01/19 to 12/31/19 ($)	Interest paid 01/01/19 to 12/31/19 ($)
Robert M. Campana	Director	Mortgage Loan to Family Member	379,139	3.750	371,694	7,444	14,091

William F. McKnight	Director	Mortgage Loan	169,431	4.000	166,122	3,309	6,717

Mark A. Paup	Director	Mortgage Loan	345,175	4.000	333,166	12,008	13,588

Sonia M. Probst	Director	Mortgage Loan	159,500	3.375	159,500	—	138

During the year ended December 31, 2019, (i) no executive officer of Northwest Bancshares, Inc. served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of Northwest Bancshares, Inc.; (ii) no executive officer of Northwest Bancshares, Inc. served as a director of another entity, one of whose executive officers served on the Compensation Committee of Northwest Bancshares, Inc.; and (iii) no executive officer of Northwest Bancshares, Inc. served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of Northwest Bancshares, Inc.

Compensation Committee Report

The Compensation Committee has issued a report that states that it has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in our Proxy Statement.

This report has been provided by the Compensation Committee, which consists of Directors Probst (Chairperson), Campana, Chadsey, Fannin, Hunter, McKnight, Meegan, Paup and Tredway.

Compensation Discussion and Analysis

Executive Summary. As discussed in greater detail below, our compensation program is specifically designed to provide executives with competitive compensation packages that include elements of both reward and retention. The Compensation Committee routinely reviews our compensation practices to remain market competitive and to ensure that these practices are aligned with our compensation philosophy, regulatory requirements and evolving best practices. Key highlights of our program include:

•	all members of the Compensation Committee are independent, which ensures that all aspects of the compensation decision-making process is free from conflicts of interest;

•

we have adopted a clawback policy for incentive cash bonuses paid and equity incentive awards granted to corporate Executive Vice Presidents, Senior Vice Presidents, and “Named Executive Officers” (as defined in “Executive Compensation”) under our Management Bonus Plan and equity-based incentive awards, which mitigates risk-taking behavior;

•

the Compensation Committee has reviewed all incentive cash bonus, equity-based incentive awards and incentive/variable compensation programs with respect to risk-taking behavior, which takes into consideration that the safety and soundness of Northwest Bancshares, Inc. is paramount to all compensation incentives;

•	a meaningful portion of our Named Executive Officers’ compensation is in the form of short- and long-term performance-based pay, which reinforces our pay-for-performance philosophy;

•	compensation packages for Named Executive Officers include an appropriate mix of fixed and variable pay, which provides executives with both reward and retention incentives; and

•	we have limited perquisites.

Compensation Philosophy. The Compensation Committee has the responsibility for establishing, implementing and monitoring adherence with our overall employee compensation philosophy. The Compensation Committee’s goal is to ensure that the total compensation paid to all employees, including executive officers, is fair, reasonable and competitive. In this regard, the Compensation Committee has adopted a framework for our compensation program that is intended to:

•	provide a total compensation program that is aligned with the interests of our stockholders;

•	attract and retain talent needed to successfully perform in a competitive market;

•	assist in balancing the competing needs of external competitiveness, internal consistency, organizational economics, management flexibility, ease of understanding and simplicity of administration;

•	ensure all employees (including executive officers) receive rewards based on performance and value added to the organization in an environment built on shared leadership; and

•

use long-term equity programs to motivate and reward performance that increases our market value over time, align senior management interests with the organization’s strategic business objectives and provide a retention incentive.

At least four times a year, the Compensation Committee meets to review various aspects of our programs with the assistance of our Chief Human Resources Officer. These reviews are intended to assure:

•	the framework for executive officer compensation supports our business strategy and corporate compensation philosophy;

•	the overall compensation package, including the mix of base salary, annual cash bonuses, equity awards, incentive/variable compensation programs and benefits is competitive; and

•	the overall program is aligned with stockholders’ interests.

Senior management cash compensation is calculated from competitive peer group information to determine base salary and annual cash bonus levels. Cash compensation levels for all positions are established with a goal that the total cash compensation paid for a position will be approximately between 15% below to 15% above the market median for fully qualified and experienced employees. See “—Market Comparisons.” Market cash compensation is developed using national and/or regional financial industry data for executives and other management employees, and national, as well as regional and/or local pay practices for other employees. Based on the work location, a salary differential may be used if dictated by the local market.

Compensation Program. Compensation paid to our executive officers for 2019 consisted of market-based salary and performance-based annual cash bonuses, stock option awards and restricted stock awards. An annual cash bonus may be paid to eligible management personnel and is directly related to our performance, with consideration given to our return on average equity, return on average tangible equity, return on average assets, growth in earnings per share, and retail deposit growth as well as the performance of the individual employee. In addition, with the Compensation Committee’s approval, substantially all employees, including executive officers, can receive a discretionary holiday bonus ranging from 2% of base compensation for employees with at least three months of service to 5% of base compensation for those with five or more years of service. Additionally, stock benefit awards are granted to motivate and reward individual performance that increases the long-term value of our franchise and provide a retention incentive for key employees. Approximately 100, or 4%, of our employees receive these stock benefit awards. Executive officers participate in the same employee benefit programs generally available to all employees. In addition, Messrs. Seiffert, Harvey and Fisher participate in a supplemental retirement plan and Messrs. Harvey and Fisher participate in a senior management life insurance plan.

Please refer to the “Summary Compensation Table” for compensation information regarding these benefits for 2019. These benefits are aligned with our objective to attract and retain highly qualified management talent for the benefit of all of our stockholders and are considered by the Compensation Committee to be reasonable when compared to industry averages.

Market Comparisons. In determining Named Executive Officer compensation, we use market information which is supported by survey data from our peer group, as well as from McLagan, an Aon Hewitt company (“McLagan”), a nationally recognized compensation consulting firm. We establish compensation targets for substantially all of our employees so that their total cash compensation opportunity would be approximately between 15% below to 15% above the market median for fully qualified and experienced employees. For the year ended December 31, 2019, we used financial services survey data from McLagan in reviewing compensation for substantially all employees, including executive officers.

McLagan was utilized by Northwest Bancshares, Inc. based on their comprehensive set of reports within the financial services industry. McLagan provides complete compensation coverage for each job position in the financial services industry by extensive analysis of salaries, incentive eligible positions, incentive amounts with regard to base salaries, and total cash compensation. In addition, analysis by company size and geographic location is performed and categorized by jobs based on levels of responsibility and experience.

The McLagan survey data is based on the following group of companies primarily in the financial services industry. We do not select the companies used by McLagan. Instead, these are the companies that respond to McLagan as part of their survey.

Alliant Credit Union	First Citizens Bank - NC	PrimeLending
Amerant Bank	First Financial Bancorp - OH	Renasant Corporation
Ameris Bank	First Hawaiian Bank	Rockland Trust Company
Apple Financial Holdings	First Interstate BancSystem, Inc.	Sandy Spring Bank
Arvest Bank	First Merchants Bank	SchoolsFirst Federal Credit Union
Associated Bank	First Midwest Bank	Signature Bank
Atlantic Union Bank	First National Bank of Omaha	Simmons First National Corporation
Banc of California, Inc.	First Technology Credit Union	South State Bank
Bank of Hawaii	Frost Bank	Star One Credit Union
Bank OZK	Fulton Financial Corporation	State Employees’ Credit Union
Banner Bank	Glacier Bank	Sterling National Bank
BECU	Golden 1 Credit Union	Synovus Financial Corporation
Bethpage Federal Credit Union	Great Western Bank	TCF National Bank
BOK Financial Corporation	Hancock Whitney Bank	Texas Capital Bank
Bremer Financial Corporation	IBERIABANK Corporation	TIAA
Cathay General Bancorp	Independent Bank - TX	TIAA Bank
CenterState Bank Corporation	Investors Bancorp, Inc.	TowneBank
CIT Group Inc.	LegacyTexas Bank	Trustmark Corporation
City National Bank of Florida	MidFirst Bank	UMB Financial Corporation
Columbia Banking System, Inc.	Mountain America Federal Credit Union	Umpqua Bank
Commerce Bank	Mutual of Omaha Bank	United Bankshares, Inc.
Community Bank System, Inc.	Northwest Bank	United Community Banks
Compeer Financial	Pacific Premier Bank	Valley National Bancorp
Customers Bank	PacWest Bancorp	Vystar Credit Union
CVB Financial Corporation	Pentagon Federal Credit Union	Webster Bank
East West Bancorp, Inc.	People’s United Financial, Inc.	Western Alliance Bancorporation
Eastern Bank	Pinnacle Financial Partners, Inc.	Wintrust Financial Corporation
First BanCorp - PR	PlainsCapital Bank

We also used the following peer group, identified by Pearl Meyer, in determining market compensation for our executive officers:

Atlantic Union Bankshares Corporation	First Merchants Corporation	TFS Financial Corporation
Community Bank System, Inc.	First Midwest Bancorp, Inc.	TowneBank
Customers Bancorp, Inc.	Flagstar Bancorp, Inc.	United Bankshares, Inc.
First Busey Corporation	NBT Bancorp Inc.	WesBanco, Inc.
First Commonwealth Financial Corporation	Park National Corporation	WSFS Financial Corporation
First Financial Bancorp.	S&T Bancorp, Inc.

The peer group of institutions was selected due to the entities being of like size and operating in similar markets to Northwest Bancshares, Inc.

Base Salary. Substantially all employees receive base salaries determined by the responsibilities, skills, performance, growth and relative experience related to their respective positions. Another factor considered in base salary determination is our competitiveness of total compensation within our markets. It is our goal for fully qualified and experienced employees’ total cash compensation to reach the market median for their position. Specifically, base salaries range between 80% and 120% of the established midpoint (market median) of a salary range. Base salaries above target (midpoint of the salary range) will be limited to those whose performance is “distinguished”, “commendable” or “good”, which are the top three of four performance categories (“distinguished,” “commendable,” “good” and “needs improvement”). Employees are eligible for consideration of increases to their base salary as a result of individual performance and salary adjustments for significant changes in their duties and responsibilities. Base salaries are adjusted using a merit increase system and a performance evaluation process that consists of general rating factors. Merit increases are based on the employee’s overall performance rating by considering their salary relative to the midpoint, the time interval since the last increase and any added responsibilities since the last salary increase. The Compensation Committee of the Board of Directors reviews and approves any salary increases for executive officers.

The market median for our Named Executive Officers’ base salaries for the year ended December 31, 2019, and their actual base salaries, were as follows:

Executive Officer	Market median	Actual base salary
Ronald J. Seiffert	$870,850	740,000
William W. Harvey, Jr.	540,700	460,000
Steven G. Fisher	491,550	433,300
Louis J. Torchio	335,750	300,000
John J. Golding	305,200	300,000

Increases in base salaries for our Named Executive Officers were based upon their position within their salary range and receiving the following performance ratings, which were the latest ratings available at the time base salaries were determined: Mr. Seiffert – distinguished; Mr. Harvey – distinguished; Mr. Fisher – distinguished; Mr. Torchio – distinguished; and Mr. Golding – distinguished.

Annual Cash Incentive. We provide performance-based cash incentive awards to over 400 eligible management personnel, including executive officers, under the Management Bonus Plan. Cash incentives are used to motivate and reward achievement of corporate and individual performance objectives, while allowing for control of discretionary compensation expenses. Funding for the Management Bonus Plan is based on an assessment of our actual performance relative to the Compensation Committee’s pre-established financial performance levels based on a combination of financial factors. For the year ended December 31, 2019, these factors were: return on average assets, return on average equity, return on average tangible equity, growth in earnings per share and retail deposit growth. After the conclusion of the fiscal year, the Chief Executive Officer may suggest that the Compensation Committee consider additional adjustments to discretionary cash incentive awards that fall in line with the long-term advancement of our strategic initiatives.

The Management Bonus Plan sets forth five levels of corporate performance targets, with the lowest level (Level 1) resulting in cash incentive payments to the Named Executive Officers in amounts ranging from no bonus to 10% of base salary, and the highest level (Level 5) resulting in cash incentive payments up to 30% of base salary. The performance targets for Levels 1, 3 and 5, which could result in maximum cash incentive payments of 10%, 20% and 30% of base salary, respectively, are as follows:

Bonus level under Management Bonus Plan
Performance measure	Level 1 (10% of base salary)	Level 3 (20% of base salary)	Level 5 (30% of base salary)
Return on average assets	0.70% to 0.79%	0.90% to 0.99%	Greater than 1.09%
Return on average equity	5.00% to 6.99%	9.00% to 9.99%	Greater than 10.99%
Return on average tangible equity	6.00% to 7.99%	10.00% to 11.99%	Greater than 12.99%
Percentage growth in earnings per share	8.00% to 8.99%	10.00% to 10.99%	Greater than 11.99%
Retail deposit growth	1.00% to 1.99%	3.00% to 3.99%	Greater than 4.99%

The target level for bonuses for our Named Executive Officers for the year ended December 31, 2019 (level 3 in the table above), and their actual bonuses, were as follows:

Executive Officer	Target bonus (Level 3)	Actual bonus (Level 3)
Ronald J. Seiffert	$148,000	148,000
William W. Harvey, Jr.	92,000	92,000
Steven G. Fisher	86,660	86,660
Louis J. Torchio	60,000	60,000
John J. Golding	60,000	60,000

The Compensation Committee has discretion under the Management Bonus Plan to make adjustments to the overall performance level achieved to include or exclude the effect of extraordinary, unusual or non-recurring items, changes in tax or accounting rules or the effect of mergers or acquisitions. For the year ended December 31, 2019, the Compensation Committee did not adjust actual results.

For 2019, operating results were as follows:

Performance measure	Actual result	Level	Adjusted result	Level
Return on average assets	1.07%	4	1.07%	4
Return on average equity	8.36%	2	8.36%	2
Return on average tangible equity	11.22%	3	11.22%	3
Percentage growth in earnings per share	2.40%	—	2.40%	—
Retail deposit growth *	2.70%	2	2.70%	2

*	Excludes acquisition of Union Community Bank.

Based on the performance measurements reviewed, without assigning any specific weightings to any one factor, the Compensation Committee determined, on a discretionary basis, that the management bonus should be paid at Level 3 (maximum of 20% of base salary) for all Named Executive Officers.

As a condition to receiving an annual performance-based cash incentive award, our Named Executive Officers agree that any award is subject to recovery by us if the executive’s actions during that fiscal year that resulted in payment of the award are deemed by the Board of Directors to be illegal, unsafe or unsound or resulted in an elevated risk profile beyond the tolerances established by the Board of Directors.

Long-Term Stock-Based Compensation. The purpose of our 2018 Equity Incentive Plan is to advance the interests of Northwest Bancshares, Inc. and its stockholders by providing management and outside directors, upon whose judgment, initiative and efforts the success of our business largely depends, with an additional incentive to perform in a superior manner. The plan was designed to reward seniority as well as longevity and to attract and retain people of experience and ability.

The 2018 Equity Incentive Plan, in addition to prior stock benefit plans, was approved by stockholders. The intention of the Compensation Committee with respect to the 2018 Equity Incentive Plan is to distribute a total of approximately 3,500,000 stock options and approximately 1,500,000 shares of restricted stock to key employees and directors, with all grants based upon the level of responsibility and performance levels of those eligible. The Compensation Committee determines which executives will receive stock awards as well as type, size and restrictions on the awards.

In 2019, 612,210 stock options and 281,100 shares of restricted stock were granted under the 2018 plan. These awards vest over seven-years, with the first vesting on the day of the grant. Under the 2018 plan, 1,991,830 stock options and 804,570 shares of restricted stock remain available for grant. It is the intention of the Compensation Committee that, under the 2018 plan, the total awards should be distributed over five years. We do not require a minimum holding period for restricted stock awards or shares received upon the exercise of stock options.

Grants of stock awards to an individual are based primarily on the individual’s level of responsibility and their performance. Individual performance is evaluated using certain general elements applicable to all employees, including problem solving, communication, leadership and teamwork, as well as job specific elements. Job specific elements for measuring the individual performance of our Named Executive Officers include the individual’s contributions to our operations and performance in the following areas: Mr. Seiffert – strategic, operational and profitability considerations; Mr. Harvey – strategic, financial records/reporting, administrative, facilities and profitability considerations; Mr. Fisher – strategic, tactical, administrative and profitability considerations; Mr. Torchio – strategic, retail lending, administrative and profitability considerations; and Mr. Golding – strategic, consumer and business banking, administrative and profitability considerations. These performance measures are not quantitative or otherwise measurable targets. Rather, stock award grants are based on the Named Executive Officer’s overall performance, which factors in how the officer performed in their areas of responsibility. The same rating system that is used for base salary increases is used to determine grants of stock awards. For the year ended December 31, 2019, each Named Executive Officer was granted awards under our 2018 Equity Incentive Plan based upon their “distinguished” individual performance ratings.

During the year ended December 31, 2019, under the 2018 Equity Incentive Plan, the Compensation Committee granted stock options and shares of restricted stock to employees, with different amounts given for different levels of responsibility within our organization and different performance ratings, based upon the employee’s most recent performance review. However, the amounts of stock options and shares of restricted stock that could be received were not determined prior to the beginning of the applicable performance evaluation period. Mr. Seiffert was awarded 24,000 stock options and 11,250 restricted shares as a result of a “distinguished” performance rating. Similarly, Mr. Harvey and Mr. Fisher were each awarded 15,470 stock options and 7,250 restricted shares as a result of “distinguished” performance ratings. Mr. Torchio and Mr. Golding were each awarded 12,480 stock options and 5,850 restricted shares as a result of “distinguished” performance ratings. The Compensation Committee would have granted the Named Executive Officers 50% fewer awards for a “commendable” rating and no awards had any of these individuals received lower performance ratings.

As a condition to receiving an annual performance-based equity cash incentive award, our Named Executive Officers agree that any award is subject to recovery by us if the executive’s actions during that fiscal year that resulted in payment of the award are deemed by the Board of Directors to be illegal, unsafe or unsound or resulted in an elevated risk profile beyond the tolerances established by the Board of Directors.

Employment Agreements/Change in Control Agreements. We have entered into employment agreements with Named Executive Officers Seiffert, Harvey and Fisher and change in control agreements with certain executive officers, including Named Executive Officers Torchio and Golding. These agreements are designed to give us the ability to retain the services of the designated executives while reducing, to the extent possible, unnecessary disruptions to our operations. The employment agreements are for a two-year period for Messrs. Seiffert and Harvey, for Mr. Fisher, a fixed term agreement through January 12, 2022, and the Change in Control Agreements are for a one-year period. Renewable agreements are reviewed for renewal annually by the Compensation Committee and provide for salary and bonus payments as well as additional post-employment benefits, primarily medical and dental benefits, under certain conditions, as defined in the agreements. The agreements were negotiated directly with and recommended for approval by, the Compensation Committee. The Compensation Committee believes such agreements are common and necessary to retain executive talent. For a discussion of these agreements and the payments that would be received by the Named Executive Officers under certain scenarios with respect to these agreements, see “Employment Agreements/Change in Control Agreements” and “Potential Payments to Named Executive Officers.”

Retirement Plans. Substantially all of our employees, including our Named Executive Officers, are eligible to participate in our tax-qualified defined benefit plan, which is intended to provide an annual retirement benefit. See “Defined Benefit Plan.” We have also adopted a non-qualified supplemental executive retirement plan for the benefit of certain individuals whose benefits under the defined benefit plan are limited by restrictions contained in the Internal Revenue Code. See “—Supplemental Executive Retirement Plan.” All of our employees who have attained age 21 are also eligible to make elective deferrals to our 401(k) plan. However, one year of service in which an employee performs a 1,000 hours of service must be met before becoming eligible for the company match. We provide matching contributions equal to 100% of an eligible employee’s elective deferrals up to 4% of the employee’s eligible, biweekly compensation.

Tax and Accounting Implications. In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences. To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible. However, to the greatest extent possible, it is our intent to structure our compensation programs in a tax efficient manner.

Review of Risk Related to Compensation Policies and Procedures. The Compensation Committee of the Board of Directors is responsible for the oversight of employee compensation policies and procedures, including the determination of whether any material risk is imposed on Northwest Bancshares, Inc. from the annual cash incentive plan, long-term stock-based compensation plan and/or employment or change in control agreements. After reviewing the compensation policies and procedures, including the determination of whether any incentive/variable compensation programs encourage excessive risk taking by employees, the Compensation Committee has concluded such plans do not pose material risk to Northwest Bancshares, Inc.

Say-on-Pay. In accordance with the rules of the Securities and Exchange Commission, at our 2019 Annual Meeting of Stockholders, we received the following votes with respect to the compensation of our Named Executive Officers: (i) an advisory, non-binding vote to approve the compensation of our Named Executive Officers as described in the proxy statement (commonly referred to as a “Say-on-Pay Vote”), which vote received over 82% of the votes cast in favor of the proposal; and (ii), an advisory, non-binding vote on the frequency of the Say-on-Pay Vote in the future (the “Frequency Vote”). At our 2017 Annual Meeting of Stockholders, our stockholders recommended that we hold a Say-on-Pay Vote on an annual basis. Our Compensation Committee considered the recommendation of the stockholders at our previous Annual Meeting of Stockholders in reviewing executive compensation and in determining the frequency of future Say-on-Pay Votes, and has determined to include the Say-on-Pay Vote in our proxy materials for each annual meeting of stockholders until the next Frequency Vote, which will occur no later than our 2023 Annual Meeting of Stockholders.

No Pledging or Hedging Company Securities. We have adopted a policy that prohibits our insiders from (1) pledging Northwest Bancshares, Inc. stock as collateral against a loan or line of credit or holding Northwest Bancshares, Inc. stock in a margin account; and (2) conducting any hedging activities (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) designed to offset any decrease in the market value with respect to Northwest Bancshares, Inc. stock.

CEO Pay Ratio. As mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission adopted a rule requiring annual disclosure of the annual total compensation for both the chief executive officer (the “CEO”) and the median employee along with the ratio of the CEO’s annual total compensation to the median employee’s annual total compensation.

We identified the median employee by: (i) obtaining a listing of all employees including active full-time, part-time, seasonal, and temporary employees excluding our CEO, Ronald J. Seiffert, as of December 31, 2019, and (ii) ranking the employees by all taxable earnings as of December 31, 2019.

Total compensation for this median employee was determined in the same manner as the “Total Compensation” shown for our CEO in the Summary Compensation Table. There were no cost-of-living adjustments, full-time equivalent adjustments, or annualization in the calculation of these amounts.

In determining the median employee, we included approximately 375 employees who work less than 1,000 hours per year and do not receive the complete line of benefits offered to full-time employees.

Annual Total Compensation of Median Employee	$37,439
Annual Total Compensation of Mr. Seiffert, CEO	1,282,464
Ratio of CEO to Median Employee Compensation	34:1

Executive Compensation

The following table sets forth, for the three years ended December 31, 2019, certain information as to the total remuneration we paid to Mr. Seiffert, who serves as our Chairman of the Board, President and Chief Executive Officer, Mr. Harvey, who serves as our Senior Executive Vice President and Chief Financial Officer, and our three other most highly compensated executive officers at December 31, 2019.

Summary compensation table
Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)(2)	Change in pension value and nonqualified deferred compensation earnings ($)(3)	All other compensation ($)(4)	Total ($)
Ronald J. Seiffert Chairman of the Board, President and Chief Executive Officer	2019	726,942	169,173	194,288	27,360	115,717	48,984	1,282,464
	2018	574,423	141,488	186,638	35,760	66,711	27,652	1,032,672

William W. Harvey, Jr. Senior Executive Vice President, Chief Financial Officer	2019	441,855	114,093	125,208	17,636	350,972	39,698	1,089,462
	2018	405,542	103,557	120,278	23,050	—	38,996	691,423
	2017	383,400	98,140	110,490	23,979	146,780	37,401	800,190

Steven G. Fisher Senior Executive Vice President, Chief Revenue Officer	2019	422,344	107,777	125,208	17,636	514,443	46,242	1,233,650
	2018	405,542	103,557	120,278	23,050	—	45,686	698,113
	2017	383,400	98,140	110,490	23,979	216,232	44,346	876,587

Louis J. Torchio Executive Vice President, Retail Lending	2019	295,192	65,904	101,030	14,227	41,478	21,737	539,568
	2018	228,846	64,577	48,609	9,298	20,965	853	373,148

John J. Golding Executive Vice President, Consumer and Business Banking	2019	272,672	71,138	101,030	14,227	47,234	24,376	530,677
	2018	279,122	54,834	97,052	18,595	19,199	2,958	471,760
	2017	253,018	46,434	33,071	7,146	20,273	625	360,567

(footnotes on following page)

(footnotes from previous page)

(1)

Reflects the aggregate grant date fair value of restricted stock awards granted during the applicable year. The assumptions used in the valuation of these awards are included in Notes 1(q) and 16(c) to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission.

(2)

Reflects the aggregate grant date fair value of option awards granted during the applicable year. The value is the amount recognized for financial statement reporting purposes in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in the valuation of these awards are included in Notes 1(q) and 16(d) to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission.

(3)

The change in pension value includes both the value of the benefit earned by the executive during the year as well as the financial impact of discount rate changes on the prior service benefits earned under the plan. When discount rates decline there is an increase in the value of the prior service benefits and when discount rates increase there is a decrease in the value of the prior service benefits. For the year ending December 31, 2019, the discount rate used to value plan benefits decreased from 4.15% to 3.14% which resulted in an increase in the value of the prior service benefits. The financial impact resulting from the decrease in discount rate for Messrs. Seiffert, Harvey, Fisher, Torchio, and Golding were $26,614, $283,498, $387,830, $14,265, and $20,783, respectively. For the year ending December 31, 2018, the discount rate used to value plan benefits increased from 3.53% to 4.15%, which resulted in a decrease in the value of the prior service benefits and for the year ending December 31, 2017, the discount rate decreased from 4.06% to 3.53%.

(4)	The compensation represented by the amounts for 2019 set forth in the All Other Compensation column for the Named Executive Officers is detailed in the table below.

Name	Company contributions to qualified defined contribution plan ($)(a)	Company paid life insurance premiums ($)(b)	Unvested restricted stock dividends ($)(c)	Total all other compensation ($)
Ronald J. Seiffert	11,200	27,949	9,835	48,984
William W. Harvey, Jr.	11,200	3,642	24,856	39,698
Steven G. Fisher	11,200	10,186	24,856	46,242
Louis J. Torchio	10,846	7,432	3,459	21,737
John J. Golding	11,076	7,018	6,282	24,376

(a)

Reflects contributions to our tax qualified plan. Northwest Bank makes matching contributions equal to 100% of the employee’s 401(k) contributions, up to 4% of the employee’s eligible compensation limited by IRS restrictions.

(b)	Reflects excess premiums and/or payments for life insurance reported as taxable compensation on the Named Executive Officer’s Form W-2.
(c)	Reflects dividends on shares of unvested restricted common stock, which are reported as taxable compensation on the Named Executive Officer’s Form W-2.

Amounts included in the “Stock awards” column for the years ended December 31, 2019, 2018 and 2017 represent grants under both our 2018 Equity Incentive Plan and 2011 Equity Incentive Plan. Amounts related to stock awards and option awards are reported in the table above pursuant to applicable Securities and Exchange Commission regulations that require that we report the full grant-date fair value of grants in the year in which such grants are made. Because grants vest (are earned) at a rate between 10% and 15% per year depending on the year of grant, the amounts actually vested and recognized as income on Form W-2 for stock awards granted during the applicable year for Messrs. Seiffert, Harvey, Fisher, Torchio and Golding were $27,770, $17,961, $17,961, $14,507 and $14,507, respectively, for the year ended December 31, 2019 and $26,676, $17,254, $17,254, $7,001 and $13,936, respectively, for the year ended December 31, 2018. The amounts recognized as income for Messrs. Harvey, Fisher, and Golding were $11,049, $11,049 and $3,307, respectively, for the year ended December 31, 2017. Amounts included in the “Option awards” column represent grants under our stock option plans. Stock option grants are not treated as taxable income in the year of grant, so for the years ended December 31, 2019, 2018 and 2017, the economic value of compensation related to the award of stock options as reported to the Internal Revenue Service on Form W-2 for income tax purposes was $0.

Amounts listed above in the “Salary” column are paid pursuant to employment agreements or change in control agreements with the Named Executive Officers. See “Employment Agreements/Change in Control Agreements.” A portion of the amounts listed in the “Bonus” column reflect a discretionary holiday bonus approved by the Compensation Committee and distributed to substantially all employees. Distribution ranges vary from 0% to 5% of base pay dependent upon tenure with us. Due to their years of service, Messrs. Harvey and Fisher received bonuses equal to 5% of base pay, Mr. Golding received 4% of base pay, Mr. Seiffert received 3% of base pay and Mr. Torchio received 2% of base pay for the year ended December 31, 2019. Amounts listed in the “Bonus” column also reflect discretionary bonuses paid by the Compensation Committee under the Management Bonus Plan. See “Compensation Discussion and Analysis—Annual Cash Incentive.” Amounts listed in the “Change in pension value and nonqualified deferred compensation earnings” column reflect the aggregate year-to-year change in the actuarial present value of the Named Executive Officer’s accrued pension benefit under all qualified and non-qualified defined benefit plans based on the assumptions used for FASB ASC 715 at each measurement date. As such, the change reflects changes in value due to an increase or decrease in the FASB ASC 715 discount rate, changes in the mortality table, and changes due to the accrual of plan benefits.

There were no nonqualified deferred compensation earnings required to be reported because no employee deferred compensation plans existed during the year ended December 31, 2019.

Plan-Based Awards. The following table sets forth for the year ended December 31, 2019 certain information as to grants of plan-based awards for the Named Executive Officers.

Grants of plan-based awards for the year ended December 31, 2019
		Estimated future payouts under equity-incentive plan awards			All other stock awards: number of shares or units (#)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Closing market price on date of grant ($/Sh)	Grant date fair value of stock and option awards ($)
Name	Grant date	Threshold (#)	Target (#)	Maximum (#)
Ronald J. Seiffert	May 22, 2019	12,000	19,200	24,000	—	24,000	17.27	17.27	27,360
	May 22, 2019	5,630	9,000	11,250	11,250	—	—	17.27	194,288

William W. Harvey, Jr.	May 22, 2019	7,740	12,380	15,470	—	15,470	17.27	17.27	17,636
	May 22, 2019	3,630	5,800	7,250	7,250	—	—	17.27	125,208

Steven G. Fisher	May 22, 2019	7,740	12,380	15,470	—	15,470	17.27	17.27	17,636
	May 22, 2019	3,630	5,800	7,250	7,250	—	—	17.27	125,208

Louis J. Torchio	May 22, 2019	6,240	9,980	12,480	—	12,480	17.27	17.27	14,227
	May 22, 2019	2,930	4,680	5,850	5,850	—	—	17.27	101,030

John J. Golding	May 22, 2019	6,240	9,980	12,480	—	12,480	17.27	17.27	14,227
	May 22, 2019	2,930	4,680	5,850	5,850	—	—	17.27	101,030

During the year ended December 31, 2019, stock options and shares of restricted stock were awarded under our 2018 Equity Incentive Plan. Stock options and shares of restricted stock that are subject to time-based vesting are listed in the columns entitled “All other option awards; number of securities and underlying options” and “All other stock awards; number of shares or units.” Awards listed under “Estimated future payouts under equity incentive plan awards” represent the amount of stock options (the first line for each Named Executive Officer) and shares of restricted stock (the second line for each Named Executive Officer) that can be earned as described in “Compensation Discussion and Analysis—Long-Term Stock-Based Compensation.” Each award vests over seven years beginning with the date of grant. Vesting is accelerated in the event of involuntary termination following a change in control of Northwest Bank or Northwest Bancshares, Inc. and in the event of the recipient’s death, disability or normal retirement (generally, the attainment of age 65). For a further discussion of grants made for the year ended December 31, 2019, see “Compensation Discussion and Analysis—Long-Term Stock-Based Compensation.”

Outstanding Equity Awards at Year End. The following table sets forth information with respect to outstanding equity awards as of December 31, 2019 for the Named Executive Officers.

Outstanding equity awards at December 31, 2019
	Option awards						Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Ronald J. Seiffert	6,860	17,140	(8)	—	16.59	05/14/28	17,677	293,969	—	—
	3,432	20,568	(9)	—	17.27	05/22/29

William W. Harvey, Jr.	14,000	6,000	(1)	—	12.32	05/18/21	33,510	557,271	—	—
	11,520	2,880	(2)	—	11.70	05/23/22
	10,080	4,320	(3)	—	12.44	05/15/23
	8,640	5,760	(4)	—	13.15	05/21/24
	7,735	7,735	(5)	—	12.37	05/20/25
	6,188	9,282	(6)	—	14.15	05/18/26
	4,641	10,829	(7)	—	15.57	05/17/27
	4,420	11,050	(8)	—	16.59	05/14/28
	2,216	13,254	(9)	—	17.27	05/22/29

Steven G. Fisher	6,000	6,000	(1)	—	12.32	05/18/21	33,510	557,271	—	—
	11,520	2,880	(2)	—	11.70	05/23/22
	10,080	4,320	(3)	—	12.44	05/15/23
	8,640	5,760	(4)	—	13.15	05/21/24
	7,735	7,735	(5)	—	12.37	05/20/25
	6,188	9,282	(6)	—	14.15	05/18/26
	4,641	10,829	(7)	—	15.57	05/17/27
	4,420	11,050	(8)	—	16.59	05/14/28
	2,216	13,254	(9)	—	17.27	05/22/29

Louis J. Torchio	1,785	4,455	(8)	—	16.59	05/14/28	7,100	118,073	—	—
	1,788	10,692	(9)	—	17.27	05/22/29

John J. Golding	1,383	3,227	(7)	—	15.57	05/17/27	10,704	178,008	—	—
	3,570	8,910	(8)	—	16.59	05/14/28
	1,788	10,692	(9)	—	17.27	05/22/29

(1)	Remaining unexercisable options will vest equally on May 18, 2020.
(2)	Remaining unexercisable options will vest equally on May 23, 2020 and 2021.
(3)	Remaining unexercisable options will vest equally on May 15, 2020, 2021 and 2022.
(4)	Remaining unexercisable options will vest equally on May 21, 2020, 2021, 2022 and 2023.
(5)	Remaining unexercisable options will vest equally on May 20, 2020, 2021, 2022, 2023 and 2024.

(6)	Remaining unexercisable options will vest equally on May 18, 2020, 2021, 2022, 2023, 2024 and 2025.
(7)	Remaining unexercisable options will vest equally on May 17, 2020, 2021, 2022, 2023, 2024, 2025 and 2026.
(8)	Remaining unexercisable options will vest equally on May 14, 2020, 2021, 2022, 2023 and 2024.
(9)	Remaining unexercisable options will vest equally on May 22, 2020, 2021, 2022, 2023, 2024, and 2025.

Option Exercises and Stock Vested. The following table sets forth information with respect to option exercises and stock that vested during the year ended December 31, 2019 for the Named Executive Officers.

Option exercises and stock vested for the year ended December 31, 2019
	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($) (1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Ronald J. Seiffert	—	—	3,215	55,394
William W. Harvey, Jr.	—	—	9,275	159,491
Steven G. Fisher	35,205	277,079	9,275	159,491
Louis J. Torchio	—	—	1,260	21,727
John J. Golding	—	—	1,892	32,602

(1)	Based on the difference between the per share trading price at the time of exercise and the exercise price.

Pension Benefits. The following table sets forth information with respect to pension benefits at and for the year ended December 31, 2019 for the Named Executive Officers. See “—Defined Benefit Plan” and “—Supplemental Executive Retirement Plan” for a discussion of the plans referenced in this table.

Pension benefits at and for the year ended December 31, 2019
Name	Plan name	Number of years credited service (#)	Present value of accumulated benefit ($)	Payments during last fiscal year ($)
Ronald J. Seiffert	Northwest Bank Pension Plan	2	81,080	—
	Northwest Savings Bank Non-Qualified Supplemental Retirement Plan	2	101,348	—

William W. Harvey, Jr.	Northwest Bank Pension Plan	24	1,042,736	—
	Northwest Savings Bank Non-Qualified Supplemental Retirement Plan	24	79,170	—

Steven G. Fisher	Northwest Bank Pension Plan	36	2,047,461	—
	Northwest Savings Bank Non-Qualified Supplemental Retirement Plan	36	115,022	—

Louis J. Torchio	Northwest Bank Pension Plan	2	62,843	—

John J. Golding	Northwest Bank Pension Plan	3	86,706	—

Defined Benefit Plan

Northwest Bank maintains the Northwest Bank Pension Plan (Retirement Plan) covering substantially all employees who satisfy the eligibility requirements of age 21 and the completion of one year of service. The plan is noncontributory and funded by the employer. Northwest Bank annually contributes an amount necessary to at least satisfy the actuarially determined minimum funding requirements under Section 430 of the Internal Revenue Code in accordance with the Employee Retirement and Income Security Act of 1974, as amended (“ERISA”). For the plan year ended December 31, 2019, there was not a required contribution but the Bank elected to contribute $4.0 million to maintain a well-funded position.

The benefits under the plan are payable on the participants normal retirement date which is age 65 and the completion of five years of service. Benefits are computed using the plan formula, base pay and years of credited service. Upon retirement, benefits are payable as a lifetime annuity and the participant has the option to select from several choices of actuarially equivalent benefits. Early retirement is available as early as age 55 with the completion of five years of service or any time after the completion of 25 years of service but the benefit is reduced on an actuarial basis to account for early payment.

The plan formula for employees hired prior to January 1, 2008, and applicable to their service up through March 31, 2013 was 1.6% of five-year average monthly base pay plus 0.6% of average monthly base pay in excess of covered compensation (35 year average of the maximum taxable wage bases) multiplied by credited service up to a maximum of 25 years. The formula also provided an additional benefit equal to 0.6% of five-year average monthly base pay multiplied by credited service between 25 years and 35 years. The benefits computed under this formula were frozen effective March 31, 2013 and a new formula was adopted. Messrs. Harvey and Fisher completed service prior to March 31, 2013 and earned a portion of their pension benefit under this formula.

For service commencing January 1, 2013, which includes all Named Executive Officers, additional benefits for all participants under the plan will be earned equal to 1% of eligible base pay for each calendar year that a participant completes at least 1,000 hours of service.

The accrued annual pension benefit as of December 31, 2019 for Messrs. Seiffert, Harvey, Fisher, Torchio and Golding were $5,550, $95,772, $139,765, $5,088 and $7,396, respectively. As of December 31, 2019, Mr. Fisher qualified for early retirement under the Retirement Plan. If Mr. Fisher had retired on December 31, 2019, and began receiving benefit payments immediately upon retirement, his annual pension benefit would have been $120,338.

Supplemental Executive Retirement Plan

Northwest Bank has adopted a non-qualified supplemental executive retirement plan (“SERP”) for certain participants in Northwest Bank’s Retirement Plan whose benefits are limited by Section 415(b) of the Internal Revenue Code (which limits the amount of annual benefits that may be accrued to fund future benefit payments) or Section 401(a)(17) of the Internal Revenue Code (which places a limitation on compensation taken into account for tax-qualified plan purposes; for 2019, that limit was $280,000). The SERP provides the designated executives with retirement benefits generally equal to the difference between the benefit that would be available under the Retirement Plan but for the limitations imposed by Internal Revenue Code Sections 401(a)(17) and 415(b) and that which is actually funded under the Retirement Plan as a result of the limitations.

Participants must elect the method of payment. Options for payment include a lump sum, three substantially equal annual installments, or five substantially equal annual installments, starting within 30 days of the earliest of the following events: the participant’s death, disability, retirement or a change in control, provided, however, that if the participant is a specified employee under Section 409A of the Internal Revenue Code, distribution following retirement must be delayed for six months. The SERP is considered an unfunded plan for tax and ERISA purposes. All obligations arising under the SERP are payable from the general assets of Northwest Bank. The benefits paid under the SERP supplement the benefits paid by the Retirement Plan.

The accrued annual pension benefit as of December 31, 2019 for Messrs. Seiffert, Harvey and Fisher were $7,252, $7,760 and $8,206, respectively. As of December 31, 2019, Mr. Fisher qualified for early retirement under the SERP. If Mr. Fisher had retired on December 31, 2019 and began receiving benefit payments immediately upon retirement, his annual pension benefit would have been $7,065.

Employment Agreements/Change in Control Agreements

Northwest Bancshares, Inc. and Northwest Bank are parties to a two-year employment agreement with each of Messrs. Seiffert and Harvey and for Mr. Fisher a fixed period agreement through January 12, 2022. On each anniversary date, non-fixed term contracts may be renewed for an additional year and a contract that is not renewed expires twelve months following the anniversary date. Under the agreements, the 2019 base salaries of Messrs. Seiffert, Harvey and Fisher of $740,000, $460,000 and $433,300, respectively, are reviewed annually and may be increased but not decreased. In the event Northwest Bancshares, Inc. or Northwest Bank terminates their employment for reasons other than for “just cause” (as defined in the agreement), or if they resign due to “good reason” (as defined in the agreement), with or without a “change in control” (as defined in the agreement), within 30 days after the executive’s termination of employment, Northwest Bancshares, Inc. or Northwest Bank (or any successor) will pay the executive a cash lump sum equal to:

(i)	the sum of three times his highest rate of base salary and three times his highest rate of cash bonus paid during the prior three years, and

(ii)	continuation of medical and dental coverage for 36 months from the date of termination, unless they obtain similar benefits from their new employer.

To the extent necessary, in order to avoid penalties under Section 409A of the Internal Revenue Code, the base salary and bonus amount shall be paid in a lump sum on the first day of the seventh month following the date of termination.    During the employment term and thereafter, the executive shall be indemnified and covered under a standard directors’ and officers’ liability insurance policy provided by Northwest Bancshares, Inc. or Northwest Bank against all expenses and liabilities reasonably incurred in connection with or arising out of any action in which the executive may have been involved by reason of his having been a director or officer of Northwest Bancshares, Inc. or Northwest Bank, including judgments, court costs, attorney’s fees and settlements approved by the Compensation Committee. However, such indemnification does not apply to matters where the executive is adjudged liable for willful misconduct in performing his duties. All payments under any of the agreements will be made by Northwest Bank, but if not timely paid, Northwest Bancshares, Inc. shall make such payments. The agreements are binding on successors to Northwest Bancshares, Inc. and Northwest Bank.

Northwest Bancshares, Inc. and Northwest Bank are parties to a one-year change in control agreement with each of Messrs. Torchio and Golding (the “executives”), under which the executives serve as executive officers of Northwest Bancshares, Inc. or Northwest Bank. On each anniversary date a contract may be renewed for an additional year, and if it is not renewed it expires on the anniversary date. Under the agreement, each of the executive’s current base salary is reviewed annually and may be increased but not decreased. As of July 1, 2019, Mr. Torchio’s base salary was $300,000 and Mr. Golding’s base salary was $300,000. In the event of a “change of control” (as defined in the agreement), and if, within 24 months after the change in control, the executive either resigns due to “good reason” (as defined in the agreement) or is involuntarily terminated other than for “just cause,” (as defined in the agreement) within 30 days after the executive’s termination of employment, Northwest Bancshares, Inc. or Northwest Bank (or any successor) will pay the executive a cash lump sum equal to the sum of three times the executive’s highest rate of base salary and three times their highest rate of cash bonus paid to him during the prior three years. Northwest Bank would also continue the executive’s medical and dental coverage for 36 months from the date of termination, unless the executive obtains similar benefits from his new employer. To the extent necessary in order to avoid penalties under Internal Revenue Code Section 409A, the base salary and bonus amount shall be paid in a lump sum on the first day of the seventh month following the date of termination.

The following provisions apply to all of the agreements. If the executive’s employment is terminated for “just cause”, no further compensation or benefits shall be paid under the agreements and all unvested stock options and unvested restricted stock awarded to the executive, as well as all unexercised stock options, shall be immediately forfeited. Any payments to the executive would be reduced, if necessary, so as not to be an “excess parachute payment” as defined by Internal Revenue Code Section 280G (relating to payments made in connection with a change in control). If the executive becomes disabled (within the meaning of Internal Revenue Code Section 409A), Northwest Bank may terminate the agreement but will pay the executive his then-current base salary for the longer of the remaining term of the agreement or one year, reduced by the amount of any disability insurance, workers’ compensation or social security benefits paid to the executive. If the executive dies during the term of the agreement, Northwest Bank shall continue to pay their then-current base salary for one year and shall provide medical and dental benefits for the executive’s eligible dependents for three years after the executive’s death, at generally the same level as Northwest Bank was providing such benefits at the time of the executive’s death.

Potential Payments to Named Executive Officers

The following tables show potential payments that would be made to the Named Executive Officers upon specified events, assuming such events occurred on December 31, 2019, pursuant to each individual’s employment or change in control agreement, pursuant to stock benefits that have been granted under our equity incentive plans and pursuant to our policies with respect to health care and other benefits continuation. All of the payments are subject to reduction under Section 280G of the Internal Revenue Code, however, the amounts set forth below have not been adjusted for such reductions. For a discussion of additional benefits that would be paid to the Named Executive Officers or their beneficiaries upon various termination scenarios, see “—Defined Benefit Plan,” “—Supplemental Executive Retirement Plan,” and “—Life Insurance Coverage.”

Ronald J. Seiffert
Type of benefit	Involuntary termination or termination for good reason before change in control or within 24 months after change in control	Voluntary termination	Termination for cause	Death	Disability	Retirement
Severance pay	$2,220,000	—	—	740,000	1,356,667	—
Bonus payment	507,519	21,173	—	169,173	169,173	21,173
Stock option vesting acceleration	686	—	—	686	686	—
Restricted stock vesting acceleration	293,969	—	—	293,969	293,969	—
Health care and other benefits continuation	64,696	—	—	35,928	—	—

William W. Harvey, Jr.
Type of benefit	Involuntary termination or termination for good reason before change in control or within 24 months after change in control	Voluntary termination	Termination for cause	Death	Disability	Retirement
Severance pay	$1,380,000	—	—	460,000	843,333	—
Bonus payment	342,278	22,093	—	114,093	114,093	22,093
Stock option vesting acceleration	146,095	—	—	146,095	146,095	—
Restricted stock vesting acceleration	557,271	—	—	557,271	557,271	—
Health care and other benefits continuation	79,991	—	—	62,818	—	—

Steven G. Fisher
Type of benefit	Involuntary termination or termination for good reason before change in control or within 24 months after change in control	Voluntary termination	Termination for cause	Death	Disability	Retirement
Severance pay	$1,299,900	—	—	433,300	883,265	—
Bonus payment	323,332	125,208	—	125,208	125,208	125,208
Stock option vesting acceleration	146,095	8,561	—	146,095	146,095	—
Restricted stock vesting acceleration	557,271	—	—	557,271	557,271	—
Health care and other benefits continuation	63,179	—	—	28,461	—	—

Louis J. Torchio
Type of benefit	Involuntary termination or termination for good reason before change in control or within 24 months after change in control	Voluntary termination	Termination for cause	Death	Disability	Retirement
Severance pay	$900,000	—	—	300,000	250,000	—
Bonus payment	197,712	5,904	—	65,904	65,904	5,904
Stock option vesting acceleration	178	—	—	178	178	—
Restricted stock vesting acceleration	118,073	—	—	118,073	118,073	—
Health care and other benefits continuation	73,369	—	—	57,668	—	—

John J. Golding
Type of benefit	Involuntary termination or termination for good reason before change in control or within 24 months after change in control	Voluntary termination	Termination for cause	Death	Disability	Retirement
Severance pay	$900,000	—	—	300,000	250,000	—
Bonus payment	213,413	11,138	—	71,138	71,138	11,138
Stock option vesting acceleration	3,777	—	—	3,777	3,777	—
Restricted stock vesting acceleration	178,008	—	—	178,008	178,008	—
Health care and other benefits continuation	26,748	—	—	—	—	—

Life Insurance Coverage

Northwest Bank generally provides group term life insurance to its employees. The amount of eligible life insurance coverage is a multiple of their base salary up to a maximum of $700,000 or flat dollar amount based on their job classification. Pay grade level or job classification determines the flat dollar amount or multiple used. The first $50,000 of group term life insurance coverage is a non-taxable benefit each year.

Certain select senior officers participate in a Senior Managers’ Life Insurance Plan. This plan is designed to allow the participant to waive an equal amount of coverage in the group term life insurance plan in order to purchase a whole life insurance plan using their own funds in conjunction with the amount Northwest Bank would have spent for the individual’s group term premium expense. The benefit then becomes a split dollar arrangement. The officer’s coverage is provided through two sources: the group term life insurance plan, which has a carve-out provision funded by bank-owned life insurance, and an individual policy owned by the executive. The Senior Managers’ Life Insurance Plan thus gives participants a means to obtain post-retirement life insurance that is not available through the group term life plan.

Under Northwest Bank’s life insurance plans, the pre-retirement death benefit amount is determined as a flat dollar amount or a multiple of the employee’s annual base salary rounded up to the next $1,000. Multiples range from 200% to 500% based on pay grade levels. The Named Executives Officers are all eligible for the highest multiple of 500% or maximum of $700,000. The group term life insurance plan does not have a post-retirement death benefit provision. Messrs. Harvey and Fisher participate in the Senior Managers’ Life Insurance Plan, giving them the option to continue their individual policies into retirement. As of December 31, 2019, the pre-retirement death benefit amounts from the Northwest Bank plan were as follows: $700,000 for Mr. Seiffert; $150,000 for Mr. Harvey; $50,000 for Mr. Fisher; $700,000 for Mr. Torchio and $700,000 for Mr. Golding.

The federal income tax treatment and the annual economic benefit realized by each Named Executive Officer vary depending on the amount of life insurance in the Northwest Bank plan and the Senior Managers’ Life Insurance Plan. The specific arrangement with each Named Executive Officer is discussed below.

The premiums paid by Northwest Bank for the Named Executive Officers for life insurance coverage during 2019 totaled $19,400 consisting of the following premiums: $1,386 for Mr. Seiffert; $4,283 for Mr. Harvey; $10,959 for Mr. Fisher; $1,386 for Mr. Torchio and $1,386 for Mr. Golding. However, the imputed economic benefit for this life insurance coverage during 2019 was as follows: $27,949 for Mr. Seiffert; $3,642 for Mr. Harvey; $10,186 for Mr. Fisher; $7,432 for Mr. Torchio and $7,018 for Mr. Golding. The imputed economic benefit to the Named Executive Officers of the 2019 premium payments is included in the “All Other Compensation” column of the Summary Compensation Table and is described in a footnote to that column for each Named Executive Officer. The amount of such economic benefit was determined using the amount imputed to the individual under applicable tables published by the Internal Revenue Service multiplied by the aggregate death benefit payable to the individual’s beneficiary.

Director Compensation

The following table sets forth for the year ended December 31, 2019 certain information as to the total remuneration to Northwest Bancshares, Inc.’s directors. Mr. Seiffert did not receive separate compensation for his service as a director.

Director compensation table
Name	Fees earned or paid in cash ($)	Stock awards ($)(1)		Option awards ($)(2)		Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)(3)	All other compensation ($)(4)	Total ($)
Robert M. Campana	65,300	46,629	(5)	8,208	(5)	—	13,087	6,266	139,490
Deborah J. Chadsey	59,000	46,629	(6)	8,208	(6)	—	20,363	9,376	143,576
Timothy B. Fannin	67,300	46,629	(7)	8,208	(7)	—	19,692	8,921	150,750
Timothy M. Hunter	65,000	46,629	(8)	8,208	(8)	—	13,347	6,921	140,105
William F. McKnight	68,000	46,629	(9)	8,208	(9)	—	20,303	8,921	152,061
John P. Meegan	66,960	46,629	(10)	8,208	(10)	—	25,554	10,672	158,023
Mark A. Paup	61,300	46,629	(11)	8,208	(11)	—	10,189	5,492	131,818
Sonia M. Probst	68,000	46,629	(12)	8,208	(12)	—	26,196	10,672	159,705
Philip M. Tredway	76,000	46,629	(13)	8,208	(13)	—	37,624	10,980	179,441

(1)

Reflects the aggregate grant date fair value of restricted stock awards of 2,700 shares granted to each director on May 22, 2019 with a grant date market value of $17.27 per share. This award vests over a seven-year period beginning May 22, 2019. The assumptions used in the valuation of these awards are included in Notes 1(q) and 16(c) to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the Securities and Exchange Commission.

(2)

Reflects the aggregate grant date fair value of option awards of 7,200 stock options granted to each director on May 22, 2019 with a grant date fair value of $1.14 per stock option. This award vests equally over a seven-year period beginning May 22, 2019. These options have an exercise price of $17.27 per option. The assumptions used in the valuation of these awards are included in Notes 1(q) and 16(d) to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the Securities and Exchange Commission.

(3)

Reflects change in pension value and nonqualified deferred compensation for each director as follows: Mr. Campana, $13,087 and $0; Ms. Chadsey, $20,363 and $0; Mr. Fannin, $19,692 and $0; Mr. Hunter, $13,347 and $0; Mr. McKnight, $20,303 and $0; Mr. Meegan, $25,554 and $0; Mr. Paup, $10,189 and $0; Ms. Probst, $26,196 and $0; Mr. Tredway, $37,624 and $0.

(4)

Reflects dividends on unvested restricted stock awards and taxable value of excess life insurance for each director as follows: Mr. Campana, $5,078 and $1,188; Ms. Chadsey, $8,188 and $1,188; Mr. Fannin $7,702 and $1,219; Mr. Hunter $6,147 and $774; Mr. McKnight, $7,702 and $1,219; Mr. Meegan, $9,484 and $1,188; Mr. Paup, $5,078 and $414; Ms. Probst, $9,484 and $1,188; Mr. Tredway, $9,484 and $1,496.

(5)	At December 31, 2019, Mr. Campana had 8,132 vested stock options, 20,668 unvested stock options and 7,745 unvested shares of restricted stock.
(6)	At December 31, 2019, Ms. Chadsey had 26,852 vested stock options, 30,748 unvested stock options and 11,525 unvested shares of restricted stock.
(7)	At December 31, 2019, Mr. Fannin had 21,092 vested stock options, 29,308 unvested stock options and 10,985 unvested shares of restricted stock.
(8)	At December 31, 2019, Mr. Hunter had 11,732 vested stock options, 24,268 unvested stock options and 9,095 unvested shares of restricted stock.
(9)	At December 31, 2019, Mr. McKnight had 15,492 vested stock options, 29,308 unvested stock options and 10,985 unvested shares of restricted stock.
(10)	At December 31, 2019, Mr. Meegan had 59,852 vested stock options, 33,748 unvested stock options and 12,725 unvested shares of restricted stock.
(11)	At December 31, 2019, Mr. Paup had 8,132 vested stock options, 20,668 unvested stock options and 7,745 unvested shares of restricted stock.
(12)	At December 31, 2019, Ms. Probst had 43,852 vested stock options, 33,748 unvested stock options and 12,725 unvested shares of restricted stock.
(13)	At December 31, 2019, Mr. Tredway had 29,852 vested stock options, 33,748 unvested stock options and 12,725 unvested shares of restricted stock.

Amounts included in the “Stock Awards” column for the year ended December 31, 2019 represent the value of current year grants under our 2018 Equity Incentive Plan. Amounts related to stock awards and option awards are reported in the table above pursuant to applicable Securities and Exchange Commission regulations that require that we report the full grant-date fair value of grants in the year in which such grants are made. Because grants vest (are earned) at a rate of approximately 1/7th per year beginning May 22, 2019, the amounts actually vested and recognized as income was $6,735 for each director who had received such grants. Amounts included in the “Option awards” column for the year ended December 31, 2019 represent the value of current year grants under our 2018 Equity Incentive Plan. Stock option grants are not treated as taxable income in the year of grant, so for the year ended December 31, 2019, the economic value of compensation related to the award of stock options recognized for income tax purposes was $0. The amount included in the “Change in pension value and nonqualified deferred compensation earnings” column reflects the change in the estimated present value of future benefits under our pension plans as well as the amount of interest paid on deferred compensation over the applicable federal rate.

The full board of directors determines director compensation. In determining director compensation, we utilize market information that is provided by our Chief Human Resources Officer, which is supported by survey data from various sources.

For the year ended December 31, 2019, each nonemployee director of Northwest Bancshares, Inc. and Northwest Bank was paid a combined retainer of $22,600 per year plus $1,000 for each board meeting of Northwest Bank and Northwest Bancshares, Inc. attended. Non-employee members of the Executive, Compensation, Compliance, Trust, Audit, Risk Management, Nominating and Governance Committees were paid a total of $700 for attendance at committee meetings for both Northwest Bancshares, Inc. and Northwest Bank. The Chairperson of the Compensation, Compliance, Trust, Audit and Risk Management committees were paid an additional $1,000 per quarter as a retainer for their service as Chairperson with the Chairperson of the Nominating Committee receiving $1,000 per year and the Chairperson of the Governance Committee receiving $2,000 per year. Director Tredway received a fee of $8,000 for his service as Lead Director for Northwest Bancshares, Inc. and Northwest Bank. All Chairman and Lead director fees are prorated based on service period during the year.

Deferred Compensation Plan for Directors. We sponsor a non-qualified deferred compensation plan for directors (the “Deferred Compensation Plan”) that enables a director to elect to defer all or a portion of their directors’ fees. The amounts deferred are credited with interest at the taxable equivalent rate received by Northwest Bank on its bank owned life insurance policies that insure the directors’ lives. Deferred amounts are payable upon retirement of a director on or after attaining age 59-1/2 but no later than age 72, in the form of a lump sum or installments over a three, five or ten year period. Payments to a director, or to their designated beneficiary, may also be made from the Deferred Compensation Plan upon the director’s death, total and permanent disability, or termination of service from the Board. Participants in the Deferred Compensation Plan would not recognize taxable income with respect to the Deferred Compensation Plan benefits until the assets are actually distributed. Active directors are provided between $110,500 and $200,000 of term life coverage through our group life insurance policy. Coverage is subject to standard age reductions starting at age 65.

Retirement Plan for Directors. We maintain a retirement plan for outside directors (the “Directors Plan”). Directors who have served on the Board for five years or more and are not Northwest Bank employees are eligible to receive benefits under the Directors Plan. Upon a director’s retirement from the Board on or after five years of service and the attainment of age 60, the director is entitled to receive a retirement benefit equal to 60% of the annual retainer paid immediately prior to retirement plus 60% of the board meeting fees paid for the director’s attendance at board meetings at the annual rate which was in effect immediately prior to his or her retirement. If a director retires after five years or more of service but before attaining age 60, the director is entitled to one-half of the benefits otherwise available to him or her. Retirement benefits commence on the first day of the calendar quarter following the director’s attainment of age 65, or if retirement occurs later, on the first day of the calendar quarter following retirement. Such retirement benefits are paid for a period equal to the lesser of the number of a director’s completed full years of service, his or her life, or ten years. In the event the director dies before normal retirement age or after normal retirement age but before all retirement benefits to which he is entitled have been received, the director’s beneficiary or estate shall be paid a lump sum equal to the present value of the benefits that would have been paid had the director lived until all accrued retirement benefits had been paid. The retirement plan for outside directors was amended to freeze all benefits earned through December 31, 2012 based on the plan formula using years of service and a director’s compensation as of December 31, 2012. The amendments also provide that, for service commencing January 1, 2013, additional benefits will be earned equal to 1.25% of career average fees paid in cash for each year in the future. During the year ended December 31, 2019, we recognized expense of $105,749 for the Directors Plan.

Directors Equity Awards. Options granted under our 2018 Equity Incentive Plan vest over a seven-year period. All nonstatutory options granted under the plan expire upon the earlier of ten years from the date of grant or, up to one year following the date the optionee ceases to be a director. However, in the event of termination of service due to death, disability, normal retirement or a change of control of Northwest Bancshares, Inc., nonstatutory options may be exercised for up to ten years from the date of grant.

Restricted shares granted under our 2018 Equity Incentive Plan vest over a seven-year period, with the first vesting on the day of grant. However, all awards will vest at the earlier of age 72 plus five years of service or upon a change in control, death or disability. All unvested awards will expire upon voluntary or involuntary termination before age 72. Dividends are paid on the unvested restricted stock and participants can vote the unvested restricted stock pursuant to the plans.

Transactions With Certain Related Persons

Federal law requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. Federal regulations adopted under this law permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Northwest Bank offers its employees interest rate discounts of generally up to 50 basis points off their Agency rates on loans made by Northwest Bank to such persons for personal use. Our policy is that extensions of credit to any insider will be approved in advance by a majority vote of the Board of Directors if the aggregate of all extensions of credit to that insider and related interests exceeds $500,000 or 5% of Northwest Bank’s unimpaired capital and surplus, whichever is less. Also, all extensions of credit made to executive officers will be promptly reported to the Board of Directors or a committee thereof. Except for the interest rate discount described above, loans to our current directors, principal officers, nominees for election as directors, security holders known by us to own more than 5% of the outstanding shares of common stock, or associates of such persons (together, “specified persons”), are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Northwest Bank, and do not involve more than the normal risk of collectability or present other unfavorable features.

The following table sets forth loans made by Northwest Bank to its directors and executive officers where the largest amount of all indebtedness outstanding during the year ended December 31, 2019 and all amounts of interest payable during the year ended December 31, 2019 exceeded $120,000, and where the borrowers received interest rate discounts, as described above. These loans have otherwise been made in the ordinary course of business, on substantially the same terms, including collateral, as those prevailing at the time for comparable loans with persons not related to Northwest Bank, and do not involve more than normal risk of collectability or present other unfavorable features.

Name	Position	Nature of transaction	Largest aggregate balance over disclosure period ($)	Interest rate (%)	Principal balance 12/31/19 ($)	Principal paid 01/01/19 to 12/31/19 ($)	Interest paid 01/01/19 to 12/31/19 ($)
Robert M. Campana	Director	Mortgage Loan to Family Member	379,139	3.750	371,694	7,444	14,091

William F. McKnight	Director	Mortgage Loan	169,431	4.000	166,122	3,309	6,717

Mark A. Paup	Director	Mortgage Loan	345,175	4.000	333,166	12,008	13,588

Sonia M. Probst	Director	Mortgage Loan	159,500	3.375	159,500	—	138

Ronald J. Seiffert	Chairman of the Board, President and Chief Executive Officer	Mortgage Loan	343,701	3.625	336,894	6,807	12,347

In addition, any business transactions between Northwest Bank and any Director or Executive Officer are reviewed to ensure they are both competitive and at terms that are at least as preferable for Northwest Bank as could be received in an arms-length transaction. Any such transactions are then reported to the Board of Directors, or committee thereof.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the year ended December 31, 2019 was KPMG LLP. Our Audit Committee has approved the engagement of KPMG LLP to be our independent registered public accounting firm for the year ending December 31, 2020, subject to the ratification of the engagement by our stockholders. At the Annual Meeting, the stockholders will consider and vote on the ratification of the engagement of KPMG LLP for the year ending December 31, 2020. A representative of KPMG LLP is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires.

Even if the selection of the independent registered public accounting firm is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interest of Northwest Bancshares, Inc. and its stockholders.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by KPMG LLP during the years ended December 31, 2019 and 2018.

The aggregate fees included in the Audit Fees category were fees agreed to be billed for the fiscal years for the audit of our annual financial statements and the review of our quarterly financial statements. The aggregate fees included in each of the other categories were fees billed in the stated periods.

	December 31, 2019	December 31, 2018
Audit Fees	$1,055,600	1,024,850
Audit-Related Fees	12,600	26,000
All Other Fees	20,250	45,000

Audit Fees. Audit fees for each of the years ended December 31, 2019 and 2018 were for professional services rendered for the audits of our consolidated financial statements and internal controls over financial reporting, review of the financial statements included in our quarterly reports on Form 10-Q and the internal controls attestation required under Federal Deposit Insurance Corporation regulations.

Audit-Related Fees. Audit-related fees for the years ended December 31, 2019 and 2018 were for procedures performed with respect to U.S. Department of Housing and Urban Development programs and consent letters. Such fees are reasonably related to the performance of the audit of and review of the financial statements and are not already reported in “Audit Fees,” above.

All Other Fees. Other fees for the year ended December 31, 2019 were for assistance related to the implementation of new accounting pronouncements.

The Audit Committee has considered whether the provision of non-audit services, which relate primarily to guidance on the implementation of new accounting standards, is compatible with maintaining the independence of KPMG LLP. The Audit Committee concluded that performing such services does not affect the independence of KPMG LLP in performing its function as our independent registered public accounting firm.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date. All audit-related fees, tax fees and all other fees described above were approved either as part of our engagement of KPMG LLP or pursuant to the pre-approval policy described above.

The Audit Committee of the Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2020.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation of our Named Executive Officers is described in “PROPOSAL 1—ELECTION OF DIRECTORS—Compensation Discussion and Analysis” and “—Executive Compensation.” Stockholders are urged to read these sections of this Proxy Statement, which discuss our compensation policies and procedures with respect to our Named Executive Officers.

Stockholders will be asked at the Annual Meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution:

“RESOLVED, that the compensation paid to Northwest Bancshares, Inc.’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our stockholders and encourage all stockholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation.

Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.

The Board of Directors unanimously recommends that you vote “FOR” the resolution set forth in Proposal 3.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

Our Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to nominate a candidate for the Board of Directors, our Secretary must receive written notice not earlier than the 90th day nor later than the 80th day prior to the date of the annual meeting; provided, however, that in the event that less than 90 days’ notice or prior public disclosure of the date of the annual meeting is provided to stockholders, then, to be timely, notice by the stockholder must be so received not later than the tenth day following the day on which public announcement of the date of such meeting is first made.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on Northwest Bancshares, Inc.’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of Northwest Bancshares, Inc. which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include (i) as to each individual whom the stockholder proposes to nominate for election as a director, (A) all information relating to such person that would indicate such person’s qualification under Article 2, Section 12 of our Bylaws, including an affidavit that such person would not be disqualified under the provisions of Article 2, Section 12 of the Bylaws and (B) all other information relating to such individual that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; and (ii) as to the stockholder giving the notice, (A) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class or series and number of shares of capital stock of Northwest Bancshares, Inc. which are owned beneficially or of record by such stockholder and such beneficial owner; (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

The 2021 Annual Meeting of Stockholders is expected to be held April 21, 2021. Accordingly, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be received by our Secretary no earlier than January 21, 2021 and no later than January 31, 2021. If notice is received prior to January 21, 2021 or after January 31, 2021 it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

Nothing in this Proxy Statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for our 2021 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at our executive office, 100 Liberty Street, Warren, Pennsylvania 16365, no later than November 13, 2020. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by Northwest Bancshares, Inc. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares of common stock. In addition to solicitations by mail, our directors, officers and employees may solicit proxies personally, by telephone or other forms of communication without additional compensation.

Our Annual Report on Form 10-K for the year ended December 31, 2019 has been mailed or made available online to all stockholders of record as of February 21, 2020. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing us.

ONLINE DELIVERY OF PROXY AND OTHER MATERIALS

We have elected to utilize Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the Internet. We believe that these rules allow us to provide our stockholders with the information they need to vote at our Annual Meeting, while also lowering the costs of delivery and reducing the environmental impact of producing and distributing the related proxy materials.

Since March 13, 2020, the proxy materials for the 2020 Annual Meeting (which includes the 2019 Annual Report to Stockholders) have been available at the following web site: www.proxyvote.com. Stockholders who wish to receive a printed copy of the proxy materials available on this web site may request copies in any of the following ways: (i) via the Internet, at www.proxyvote.com; (ii) by telephone, at 1-800-579-1639; or (iii) by sending an e-mail to sendmaterial@proxyvote.com. Stockholders who are not eligible to vote at the Annual Meeting may find our 2019 Annual Report to Stockholders and the Notice of Annual Meeting and Proxy Statement on the Investor Relations portion of our website, www.northwest.com.

We encourage all of our stockholders who have Internet access to receive future proxy materials online rather than through the U.S. mail. By electing to receive our materials electronically, you will be supporting our efforts to add to stockholder value. Other benefits of this service include:

•	Receiving stockholder communications, including the annual report to stockholders and proxy statement, as soon as they are available, thus eliminating the need to wait for them to arrive by mail;

•	Enjoying easier access to convenient online voting; and

•	Eliminating bulky paper documents from your personal files.

HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS

We intend to deliver only one Annual Report on Form 10-K and Proxy Statement to multiple registered stockholders sharing the same address unless we receive contrary instructions from one or more of the stockholders. If individual stockholders wish to receive a separate copy of the Annual Report or Proxy Statement they may call or write and request separate copies currently or in the future as follows:

Shareholder Relations Northwest Bancshares, Inc. 100 Liberty Street P.O. Box 128 Warren, PA 16365
Phone:	(814) 728-7263

Registered stockholders sharing the same address and receiving multiple copies of Annual Reports or Proxy Statements may request the delivery of a single copy by writing or calling the above address or phone number.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Richard K. Laws
Richard K. Laws
Executive Vice President and Corporate Secretary

Warren, Pennsylvania

March 10, 2020

100 LIBERTY STREET P.O. BOX 128 WARREN, PA 16365-2353

VOTE BY INTERNET - www.proxyvote.com or scan QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 21, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 21, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by 11:59 p.m. Eastern Time on April 21, 2020.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E89908-P32508-Z76264                         KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY THIS REVOCABLE PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORTHWEST BANCSHARES, INC.		For All	Withhold All	For All Except		To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following: Vote on Directors		☐	☐	☐

1. The election as directors of all nominees listed below (except as marked to the contrary at the right).
Nominees:
01) Sonia M. Probst
02) William F. McKnight
03) Ronald J. Seiffert
04) David M. Tullio
Vote on Proposals
The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain
2. Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2020.						☐	☐	☐
3. An advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement.						☐	☐	☐

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of the Meeting, a Proxy Statement dated March 10, 2020 and audited financial statements.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. In the case of joint owners, only one signature is required. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Summary Annual Report, Annual Report on Form 10-K and Proxy Card are available at www.proxyvote.com.

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REVOCABLE PROXY

NORTHWEST BANCSHARES, INC.

ANNUAL MEETING OF STOCKHOLDERS

April 22, 2020

The signer(s) on the reverse side hereby appoint(s) the official proxy committee, consisting of the entire Board of Directors, with full powers of substitution, to act as attorneys and proxies, to vote all shares of Common Stock of the Company which the signer(s) is/are entitled to vote at the 2020 Annual Meeting of Stockholders (“Meeting”) to be held on April 22, 2020 at The Struthers Library Theatre, located at 302 W. Third Avenue, Warren, Pennsylvania, at 11:00 a.m., Eastern Time. The official proxy committee is authorized to cast all votes to which the signer(s) is/are entitled as indicated on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ON THE REVERSE SIDE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Should the signer(s) be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

100 LIBERTY STREET P.O. BOX 128 WARREN, PA 16365-2353

INSTRUCT BY INTERNET - www.proxyvote.com or scan QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 19, 2020. Have your vote authorization form in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, vote authorization forms and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

INSTRUCT BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 19, 2020. Have your vote authorization form in hand when you call and then follow the instructions.

INSTRUCT BY MAIL

Mark, sign and date your vote authorization form and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your vote authorization form must be received by 11:59 p.m. Eastern Time on April 19, 2020.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E89910-P32508-Z76264                         KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY THIS VOTE AUTHORIZATION FORM IS VALID ONLY WHEN SIGNED AND DATED.

NORTHWEST BANCSHARES, INC. NORTHWEST BANK 2015 AMENDED AND		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
RESTATED 401(K) PLAN VOTE AUTHORIZATION FORM
The Board of Directors recommends you issue voting instructions FOR the following:		☐	☐	☐
Vote on Directors
1. The election as directors of all nominees listed below (except as marked to the contrary at the right).
Nominees:
01) Sonia M. Probst
02) William F. McKnight
03) Ronald J. Seiffert
04) David M. Tullio
Vote on Proposals

The Board of Directors recommends you issue voting instructions FOR the following proposals:						For	Against	Abstain
2. Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2020.						☐	☐	☐
3. An advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement.						☐	☐	☐

The undersigned acknowledges receipt from the Company prior to the execution of this vote authorization form of the Notice of the Meeting, a Proxy Statement dated March 10, 2020 and audited financial statements.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please sign exactly as your name appears hereon.

Signature [PLEASE SIGN WITHIN BOX]	Date

NORTHWEST BANCSHARES, INC. CONFIDENTIAL VOTING INSTRUCTION

Solicited on behalf of the Trustee of the Northwest Bank 2015 Amended and Restated 401(k) Plan (401(k) Plan)

I understand that I have the right to direct the Trustee for the 401(k) Plan to vote all shares of Common Stock of Northwest Bancshares, Inc. held in my account in the 401(k) Plan. I have been advised that my voting instructions are solicited for the Annual Meeting of Stockholders of Northwest Bancshares, Inc. to be held on April 22, 2020 or an adjournment or postponement thereof.

If any other business is brought before the meeting, the vote authorization form will be voted by the Trustee in a manner intended to represent the best interest of participants and beneficiaries of the 401(k) Plan. At the present time, the Trustee knows of no other business to be brought before the meeting.

The Trustee of the 401(k) Plan is hereby authorized to vote my proportionate interest in the 401(k) Plan as indicated on the reverse side. If I do not return this form in a timely manner, shares representing my interest in said plan will be voted in the same proportion as shares for which proper instructions have been received. If I direct the Trustee to ABSTAIN, shares representing my interest in the 401(k) Plan will not be voted.

IF NO INSTRUCTIONS ARE SPECIFIED AND THE VOTE AUTHORIZATION FORM IS RETURNED SIGNED, THE VOTE AUTHORIZATION FORM WILL BE CONSIDERED A VOTE FOR EACH OF THE PROPOSALS STATED ON THE REVERSE SIDE.

I understand that my voting instructions will be kept confidential. I acknowledge receipt of the Notice of Annual Meeting and Proxy Statement, dated March 10, 2020, Audited Financial Statements and the Vote Authorization Form.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Summary Annual Report, Annual Report on Form 10-K and Vote Authorization Form are available at www.proxyvote.com.

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VOTE AUTHORIZATION FORM

NORTHWEST BANCSHARES, INC.

ANNUAL MEETING OF STOCKHOLDERS

April 22, 2020

The signer on the reverse side hereby directs the 401(k) Plan Trustee to vote all shares of Common Stock of Northwest Bancshares Inc. held in the signer’s 401(k) Plan account at the 2020 Annual Meeting of Stockholders (“Meeting”) to be held on April 22, 2020 at The Struthers Library Theatre, located at 302 W. Third Avenue, Warren, Pennsylvania, at 11:00 a.m., Eastern Time. The 401(k) Plan Trustee is authorized to cast all votes with respect to the shares held in this account as indicated on the reverse side.

THIS VOTE AUTHORIZATION FORM WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, AND THIS VOTE AUTHORIZATION FORM IS RETURNED SIGNED, THIS VOTE AUTHORIZATION FORM WILL BE VOTED FOR EACH OF THE DIRECTORS AND EACH OF THE PROPOSALS STATED ON THE REVERSE SIDE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS VOTE AUTHORIZATION FORM WILL BE VOTED BY THE 401(k) PLAN TRUSTEE IN THE BEST INTEREST OF PARTICIPANTS AND BENEFICIARIES OF THE 401(k) PLAN. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS VOTE AUTHORIZATION FORM IS SOLICITED BY THE 401(k) PLAN TRUSTEE.

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(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)